UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under sec.240.14a-12

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting—May 10, 2017

and Proxy Statement

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148

Dear Stockholder:

We invite you to attend the annual meeting of stockholders of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation, on May 10, 2017 at 11:30 a.m. in Pittsburgh, Pennsylvania.

This booklet includes the formal notice of the meeting and the proxy statement. Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on a website referenced in the Notice or request a printed or e-mailed set of the proxy materials. Instructions regarding how to access the proxy materials over the Internet or to request a printed or e-mailed copy may be found in the Notice. In addition, stockholders may request proxy materials in printed or e-mailed form by mail, telephone or electronically by email on an ongoing basis.

The Notice was mailed to stockholders, and the proxy materials were first given to stockholders via Internet access, on or about March 31, 2017. On or before the time that the Notice was sent to stockholders, all materials identified in the Notice were publicly accessible, free of charge, at the website address specified in the Notice. Such materials will remain available on that website until the proxy materials for the 2018 annual meeting of stockholders are made available.

The proxy statement tells you more about the items upon which we will vote at the meeting. It also explains how the voting process works and gives information about our director candidates.

Whether or not you plan to attend the annual meeting, please cast your vote by proxy over the Internet by following the instructions provided in the Notice, by telephone or by requesting a paper proxy card to sign, date and return by mail. Regardless of the method used, please vote your shares so that enough shares are represented to allow us to conduct the business of the annual meeting. Voting over the Internet, by telephone or by proxy card if you request one does not affect your right to vote in person if you attend the annual meeting.

Sincerely yours,

Albert J. Neupaver

Executive Chairman

March 31, 2017

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148

NOTICE OF 2017 ANNUAL MEETING

Date, Time and Place

•	May 10, 2017

•	11:30 a.m.

•	The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania 15222

Purpose

•	Elect four directors for a term of three years

•	Approve an advisory (non-binding) resolution relating to the approval of 2016 named executive officer compensation

•	Approve an advisory (non-binding) vote on how often the Company should conduct a stockholder advisory vote on named executive officer compensation

•	Approve the amendment and restatement of the 2011 Stock Incentive Plan, including material terms of the performance goals under the Plan

•	Approve the amendment and restatement of the 1995 Non-Employee Directors’ Fee and Stock Option Plan

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year

•	Conduct other business if properly raised

Procedures

•	If you own stock directly, please vote by proxy over the Internet, by telephone or by requesting a proxy card.

•	If you own stock through a bank, stockbroker or trustee, please vote by following the instructions included in the material that you receive from your bank, stockbroker or trustee.

•	Only stockholders of record on March 17, 2017 receive notice of and may vote at the meeting.

Your vote is important. Please vote over the Internet, by telephone or by requesting a proxy card.

David L. DeNinno

Executive Vice President,

General Counsel and

Secretary

March 31, 2017

Annex A—	Westinghouse Air Brake Technologies Corporation 2011 Stock Incentive Plan (as amended and restated effective May 10, 2017)	A-1
Annex B—	Westinghouse Air Brake Technologies Corporation 1995 Non-Employee Directors’ Fee and Stock Option Plan (as amended and restated effective May 10, 2017)	B-1

General

We have provided you this booklet and proxy materials on or about March 31, 2017 because the Board of Directors of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation (“Wabtec” or the “Company”), is soliciting your proxy to vote at the Company’s 2017 annual meeting of stockholders.

Who May Vote

Stockholders of Wabtec as reflected in our stock records at the close of business on March 17, 2017 may vote. You have one vote for each share of Wabtec common stock you own.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Your vote is important.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•	Vote by Internet, by going to the website address www.proxypush.com/wab and following the instructions for Internet voting shown on the website.

•	Vote by Telephone, by dialing 1-866-883-3382 and following the instructions for telephone voting shown on the proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing a proxy card in the envelope provided if you requested copies of these proxy materials.

If you vote by Internet or telephone, you do not need to request a proxy card.

Shares registered in your name are generally covered by one Notice. If you hold shares through someone else, such as a bank, stockbroker, or trustee you will get a Notice from them asking you to vote. Please follow the instructions on their Notice. Please vote with respect to each Notice you receive.

How a Proxy Works

Giving us a proxy means you authorize us to vote your shares in accordance with your directions. If you return your signed proxy card but do not make any selections as to how you wish to vote on a particular matter, your shares will be voted in favor of our director candidates, in favor of the approval of the advisory (non-binding) resolution relating to the approval of the 2016 named executive officer compensation, in favor of an advisory (non-binding) vote advising the company to conduct a stockholder advisory vote on named executive officer compensation at each annual meeting, in favor of amending and restated the 2011 Stock Incentive Plan, including material terms of the performance goals under the Plan, in favor of amending and restating the 1995 Non-Employee Directors’ Fee and Stock Option Plan, and in favor of ratifying the appointment of Ernst & Young LLP, as the case may be.

Changing Your Vote

You may revoke your proxy before it is voted by submitting a new proxy with a later date including a proxy given over the Internet or by telephone, by voting in person at the meeting or by a notification in writing to the Secretary of Wabtec at 1001 Air Brake Avenue, Wilmerding, PA 15148.

Common Stock Outstanding

As of the close of business on March 17, 2017, approximately 95,896,236 shares of Wabtec common stock were issued and outstanding. All share and per share amounts in this proxy statement have been adjusted to reflect the two for one stock split (in the form of a 100% stock dividend) of Wabtec common stock effected on June 11, 2013.

Quorum and Voting Information

To conduct the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the meeting. You are considered a part of the quorum if you vote over the Internet, by telephone or by submitting a properly signed proxy card if you requested copies of the proxy materials.

Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual meeting is satisfied.

For Proposal 1, the four nominees for director with the most votes are elected, subject to the following guidelines adopted by the Board. Wabtec’s Corporate Governance Guidelines require that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender an offer of resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate the director’s offer of resignation and recommend to the Board whether to accept or reject the offer of resignation. The Board will act to accept or reject the offer within 90 days following certification of the stockholder vote at the stockholder meeting at which the election of directors was held. The Company will publicly disclose the Board’s decision and the reasons behind the decision. A director who offers his or her resignation pursuant to these guidelines will not participate in a committee or Board decision regarding it.

The approval of each of Proposals 2, 3, 4, 5 and 6 requires a favorable vote of a majority of the shares present and entitled to vote on the applicable matter. An abstention will have the same effect as a vote against each applicable proposal. Broker non-votes with respect to Proposals 2, 3, 4, 5 and 6 will have no effect on the outcome of the vote with respect to that proposal.

Approval of any other matter that properly comes before the annual meeting requires the favorable vote of a majority of shares present and entitled to vote on the matter, unless the matter requires more than a majority vote under statute or our amended and restated by-laws. An abstention will have the same effect as a vote against the proposal. Broker non-votes with respect to any such proposal will have no effect on the outcome of the vote with respect to that proposal.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditor (Proposal 6), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions.

Common Stock Ownership

Director and Executive Officer Stock Ownership

Under the proxy rules of the Securities and Exchange Commission (the “SEC”), a person beneficially owns Wabtec common stock if the person has the power to vote or dispose of the shares, or if such power may be acquired, by exercising options or otherwise, within 60 days. The table below shows the number of shares of Wabtec common stock beneficially owned as of January 31, 2017 by our directors, nominees for director, Executive Chairman, Chief Executive Officer, Chief Financial Officer and the other named executive officers, and the directors and executive officers as a group. Each person has sole voting power and sole dispositive power with respect to the shares listed unless indicated otherwise.

Named Executive Officer	Shares Owned		Percent of Class
Albert J. Neupaver	968,324	(1)(2)	1.01%
Raymond T. Betler	273,761	(1)(2)(3)	*
Patrick D. Dugan	69,443	(1)(2)	*
David L. DeNinno	66,033	(1)(2)	*
Stéphane Rambaud-Measson	16,867	(1)(2)	*

Director/Nominee	Shares Owned		Percent of Class
Philippe Alfroid	681	(1)	*
Robert J. Brooks	472,190	(1)(2)(4)(5)	*
Erwan Faiveley	6,307,980	(1)(6)	6.58%
Emilio A. Fernandez	1,392,916	(1)(2)(5)(7)	1.45%
Lee B. Foster, II	79,126	(1)(2)(8)	*
Linda S. Harty	4,634	(1)	*
Brian P. Hehir	37,804	(1)(2)(9)	*
Michael W.D. Howell	3,271	(1)	*
William E. Kassling	1,211,583	(1)(2)(5)(10)	1.26%
Nickolas W. Vande Steeg	17,386	(1)	*
Directors and Executive Officers as a Group (15 persons)	11,212,831	(1)(2)	11.69%
*	Less than 1%

(1)	Includes restricted shares as follows: Mr. Neupaver 39,200; Mr. Betler 50,520; Mr. Dugan 16,897; Mr. DeNinno 21,384; Mr. Rambaud-Measson 16,867; each non-employee director 1,747, except for Mr. Alfroid and Mr. Faiveley who each have 681 restricted shares, and Ms. Harty who has 1,634 restricted shares; and all directors and executive officers as a group 194,155. The restricted stockholders have sole voting power with respect to the restricted shares but do not have sole or shared dispositive power until the restricted shares vest.

(2)	Includes options that are exercisable on or within 60 days of January 31, 2017 as follows: Mr. Neupaver 379,175; Mr. Betler 104,190; Mr. Dugan 10,343; Mr. DeNinno 15,103; Mr. Rambaud-Measson 0; Mr. Brooks 12,000; Mr. Fernandez 16,000; Mr. Foster 8,000; Mr. Hehir 9,500; Mr. Kassling 16,000; and all directors and executive officers as a group 630,775.

(3)	Includes 94,210 shares owned by Mr. Betler. Also includes 75,361 shares owned by a grantor annuity trust established by Mr. Betler.

(4)	Includes 85,386 shares owned by Mr. Brooks. Also includes 374,804 shares owned by Suebro, Inc., a Delaware holding company.

(5)

Includes certain shares pledged to financial institutions as collateral for credit arrangements at December 31, 2016 as follows. Mr. Kassling had a margin balance of approximately $6.7 million, a reduction of approximately $2.3 million from the prior year. Mr. Brooks had a margin balance of approximately $12.5 million, a reduction of approximately $850,000 from the prior year. Mr. Fernandez had a margin balance of approximately $3.3 million, a reduction of approximately $1.0 million from the prior year. Mr. Brooks’ and Mr. Fernandez’s loan balances are secured by shares of Company stock as well as other pledged shares. On February 29, 2016, the Company’s Board adopted a policy prohibiting future pledges of Company stock as collateral for credit arrangements and requiring any such existing pledges to be eliminated by December 30, 2016 unless it is reasonably impracticable to do so and an extension is granted by the Board. During 2016, the Board approved an extension for Messrs. Kassling, Brooks and Fernandez based upon substantial ongoing progress made in unwinding the pledge agreements and will again review these outstanding pledges during 2017.

(6)	Includes 6,306,781 shares held by the Faiveley Family Interests as described in Footnote (4) to the table below.

(7)	Includes 862,566 shares owned by Mr. Fernandez. Also includes 514,350 shares owned by Mr. Fernandez’s wife. Mr. Fernandez disclaims beneficial ownership of the shares held by his wife.

(8)	Includes 40,426 shares owned by Mr. Foster, 13,200 shares held by Foster Holdings, Inc. and 17,500 shares held by Lee B. Foster II Dynasty Trust.

(9)	Includes 25,304 shares owned by Mr. Hehir. Also includes 3,000 shares held by the Brian P. Hehir and Janet S. Hehir Foundation for which Mr. Hehir serves as a trustee.

(10)	Includes 63,649 shares owned by Mr. Kassling. Also includes 1,128,654 shares owned by Davideco, a Delaware corporation, and 3,280 shares owned by Mr. Kassling’s wife. Mr. Kassling disclaims beneficial ownership of the shares held by his wife.

Owners of More Than 5%

The following table shows shareholders who are known to Wabtec to be a beneficial owner of more than 5% of Wabtec’s common stock as of March 17, 2017.

Name and Address of Beneficial Owner	Beneficial Ownership (1)		Percentage of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,749,136	(2)	8.7%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,729,609	(3)	7.55%

Faiveley Family Interests 3, rue du 19 mars 196Z 92230 Gennevilliers, France	6,306,781	(4)	6.6%

Baillie Gifford & Co. Calton Square 1 Greenside Row Edinburg EH1 3AN Scotland UK	4,762,036	(5)	5.35%
(1)	Under SEC regulations, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite such person’s name.

(2)	Based solely upon the information in the Schedule 13G/A filed January 27, 2017, BlackRock, Inc. has sole dispositive power with respect to 7,749,136 shares and sole voting power with respect to 7,138,986 shares.

(3)	Based solely upon the information in the Schedule 13G/A filed February 13, 2017, The Vanguard Group has sole dispositive power with respect to 6,643,216 shares, sole voting power with respect to 74,150 shares, shared dispositive power with respect to 86,393 shares and shared voting power with respect to 16,343 shares.

(4)	Based solely upon the information in the Schedule 13D filed December 9, 2016, the Faiveley family members and entities described therein (collectively, the “Faiveley Family Interests”) have voting and dispositive power with respect to Wabtec’s common stock as follows: (i) Mr. Erwan Faiveley may be deemed to have sole power to direct the voting and disposition of 1,199 shares, and the shared power to direct the voting and disposition of 6,306,781 shares; (ii) Mr. Francois Faiveley may be deemed to have sole power to direct the voting and disposition of 190 shares, and the shared power to direct the voting and disposition of 6,306,781 shares; (iii) Financiére Faiveley S.A. may be deemed to have the shared power to direct the voting and disposition of 5,328,631 shares; (iv) Famille Faiveley Participations S.A.S. may be deemed to have the shared power to direct the voting and disposition of 6,306,781 shares; and (v) Faivinvest S.C.A. may be deemed to have shared power to direct the voting and disposition of 6,306,781 shares.

(5)	Based solely upon the information in the Schedule 13G filed February 13, 2016, Baillie Gifford & Co. has sole dispositive power with respect to 4,762,036 shares and sole voting power with respect to 4,202,653 shares.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of beneficial ownership and changes in beneficial ownership of

Wabtec stock. Directors and officers must furnish us with copies of these reports. Based on these copies and directors’ and executive officers’ representations, we believe all directors and executive officers complied with the requirements of Section 16(a) in 2016.

Proposal 1—Election of Directors

Wabtec’s Board of Directors currently has twelve members. The Board has determined that number of Directors on the Board shall be no more than thirteen, and no less than seven. Since November 30, 2016, Mr. Rambaud-Measson has served as a board observer. The Board anticipates that Mr. Rambaud-Measson will be appointed to the Board in May 2017 in accordance with the terms of his employment agreement with the Company. See “Business Relationships and Related Party Transactions.” The Board is divided into three classes whose terms of office end in successive years. Philippe Alfroid, Raymond T. Betler, Emilio A. Fernandez and Lee B. Foster, II, whose terms of office are expiring, have been nominated to serve for new terms ending in 2020. All nominations were made by the Nominating and Corporate Governance Committee, as further described under “The Nominating and Corporate Governance Committee” on page 13, and approved by the entire Board of Directors.

Our Corporate Governance Guidelines require our directors to possess qualities and skills necessary to oversee the management of Wabtec. The Nominating and Corporate Governance Charter establishes a commitment to find nominees for membership on the Board of Directors that are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of Wabtec. As part of this process, the Nominating and Corporate Governance Charter requires the Nominating and Corporate Governance Committee to ensure that the Board of Directors consists of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. Under the Corporate Governance Guidelines, it is the responsibility of the Nominating and Corporate Governance Committee to establish, and from time to time review with the Board, the requisite skills and characteristics for new Board members. In assessing potential nominees, the Nominating and Corporate Governance Committee will take into account the following criteria:

•	background,

•	skill needs,

•	personal characteristics,

•	diversity, inclusive of gender, race and ethnicity, and
•	business experience.

With respect to nomination of continuing directors for re-election, the committee also reviews and considers each nominee’s contributions to the Board. The Nominating and Corporate Governance Committee’s process to recommend qualified director candidates is further described on page 13 under “The Nominating and Corporate Governance Committee.” As described above, and although the Board does not have a separate diversity policy, the Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director pursuant to its charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that the Board members represent diverse backgrounds. In considering nominees for director, the Nominating and Corporate Governance Committee conducts inquiries into the background and qualifications of possible candidates and actively recruits qualified individuals. The Nominating and Corporate Governance Committee assesses the effectiveness of its approach as part of the annual review of its charter and the Corporate Governance Guidelines and as part of its annual review of the effectiveness of the Board and each committee of the Board.

Wabtec’s Corporate Governance Guidelines require that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender an offer of resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate the director’s offer of resignation and recommend to the Board whether to accept or reject the offer of resignation. The Board will act to accept or reject the offer within 90 days following certification of the stockholder vote at the stockholder meeting at which the election of directors was held. The Company will publicly disclose the Board’s decision and the reasons behind the decision. A director who offers his or her resignation pursuant to these guidelines will not participate in a committee or Board decision regarding it.

The description of each director and each nominee set forth below includes biographical information, on a director by director basis, and highlights the specific experience, qualifications, attributes,

background and education of each director and each nominee that led the Board to conclude that each director or nominee should serve on the Board. In addition to the qualifications described in the biographical information set forth below, the Nominating and Corporate Governance Committee and the Board also determined that each director and each nominee possesses certain intangible attributes and skills, which led to the conclusion that each director and each nominee meets the criteria set forth in the Corporate Governance Guidelines and is qualified to serve as one of our directors. These intangible attributes and skills include, as to each nominee, integrity, the capacity to evaluate business issues and make practical and mature judgments, willingness to devote the necessary time and effort required to serve on our Board, the skills and personality to work effectively and collegially with other directors on a Board that is responsive to

Wabtec’s needs, and the self-confidence and communication skills to participate effectively in Board discussions.

Vote Required

Your proxy will be voted “for” the election of these nominees unless you withhold authority to vote for any one or more of them. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

Only votes “for” a candidate are counted in the election of directors. The three nominees who receive the most votes will be elected as directors.

The Board recommends you vote FOR each of the following director nominees.

Director Nominees to Serve for Three-Year Term Expiring in 2020

Philippe Alfroid Age 71 Director since 2016

Mr. Alfroid has served as a director of Essilor International since 1996, serving on the Audit Committee and Nomination Committee; as a director of Gemalto since 2010, serving on the Remuneration Committee as Chairman, as well as the Mergers and Acquisition Committee; as a director of Faiveley Transport, S.A. (from 2009-2016), serving as Chairman of the Supervisory Board; and as a director of Eurogerm since 2011.

Mr. Alfroid previously served as Chief Operating Officer of Essilor International, the world leader in ophthalmic optics (1996-2009) and previously held several operational and senior management positions in Essilor International including Chief Financial Officer (1991-1996); and as Chairman of Sperian Protection (2003-2005), a leader in personal protective equipment.

Mr. Alfroid has over three decades of experience in executive and board positions in a variety of industries, including the transportation industry. His knowledge of the transportation industry, understanding of the Company and his experience as a director of Faiveley Transport, S.A., make him well suited to provide guidance to the Board as Faiveley is integrated with Wabtec.

Raymond T. Betler Age 61 Director since 2014

President and Chief Executive Officer of Wabtec since May 2014; President and Chief Operating Officer of Wabtec from May 2013 until May 2014; Chief Operating Officer of Wabtec from December 2010 until May 2013; Vice President and Group Executive of the Transit Group of Wabtec from August 2008 until December 2010; President, Total Transit Systems for Bombardier Transportation from 2004 to 2008; various executive roles from 1979 to 2004 within Bombardier Transportations and its predecessors (Westinghouse, AEG Transportation and ABB Daimler-Benz Transportation (Adtranz)).

Director of Dollar Bank, National Safety Council, Carnegie Science Center and Wabtec Foundation. Trustee of Carnegie Museums of Pittsburgh.

Mr. Betler currently is the President and Chief Executive Officer of Wabtec, a position he has held since May 2014. As a member of the Company’s Executive Office since 2008 and as Chief Operating Officer from 2010 to 2014, he has helped to lead the Company on an unprecedented record of growth. His leadership, business acumen and more than three decades of experience in the transportation industry have played an important role in Wabtec’s recent success. Through his service on corporate and non-profit boards, he has developed insight into corporate governance and public company issues.

Emilio A. Fernandez Age 72 Director since 1995

Vice Chairman of Wabtec since March 1998; Executive Vice President of Wabtec from prior to 1997 to February 1998.

Mr. Fernandez has over 30 years of experience in executive positions in the railroad industry. His knowledge of the rail market, understanding of the Company’s products and his overall business acumen provide the Board with an executive and leadership perspective on our Company and the railroad industry in general.

Lee B. Foster, II Age 70 Director since 1999

Chairman of L.B. Foster Company since 1998; Chief Executive Officer of L.B. Foster Company from prior to 1997 to 2002; President of L.B. Foster Company from prior to 1997 to 2000.

Director of L.B. Foster Company, Capital Guidance Ltd., Dakota, Minnesota & Eastern Railroad (“DM&E”) from 2001 to October 2007 and Wabtec Foundation.

Mr. Foster has had an extensive career within the railroad industry, including 35 years with the L.B. Foster Co., a supplier to the railroad and transit industries, where he has served in a multitude of roles including President, CEO and Chairman, as well as Director. Mr. Foster brings to the Board not only a solid background within the industry, but also his experience on various boards and committees, including the executive committee of DM&E and the audit and compensation committees of the private company Capital Guidance Ltd.

Continuing Directors with Three-Year Term Expiring in 2019

Robert J. Brooks Age 73 Director since 1990

Executive Vice President of Wabtec from November 1999 to March 2004; Chief Financial Officer and Secretary of Wabtec since prior to 1997 to March 2003.

Executive Committee, Board of Trustees, Franklin & Marshall College since 2006; Mayor of Murrysville, Pennsylvania since January 2010; NASDAQ Nominating Committee since 2009; Southwestern Pennsylvania Planning Commission, since 2012.

Mr. Brooks had an extensive career as an executive at Wabtec, including serving as its Chief Financial Officer for many years. His thorough knowledge of Wabtec and the rail industry, and his financial background and experience have enabled him to provide an important executive and leadership perspective to the Board and to the Company.

William E. Kassling Age 73 Director since 1990

Lead Director of Wabtec since May 2013; Chairman of Wabtec from prior to 1997 to May 2013; Chief Executive Officer of Wabtec from May 2004 to January 2006 and from prior to 1997 to February 2001; President of Wabtec from May 2004 to January 2006 and from prior to 1997 to February 1998.

Director of Pittsburgh Penguins Inc., Texas Rangers, Gardner Denver, Inc., the Crosby Group, and Wabtec Foundation.

Due to Mr. Kassling’s experience as an officer and director of Wabtec, he has extensive knowledge of the Company and the industry, and has also served as a board member for other publicly traded companies, through which he has gained additional experience in corporate governance. With his vast experience, he provides the Board with broad leadership insight on the management and operations of a public company.

Albert J. Neupaver Age 66 Director since 2006

Executive Chairman of Wabtec since May 2014, Chairman and Chief Executive Officer of Wabtec from May 2013 until May 2014, President and Chief Executive Officer of Wabtec from February 2006 until May 2013; President of the Electromechanical Group of AMETEK, Inc. from 1998 to February 2006.

Director of Wabtec Foundation, Carnegie Science Center, Genesee & Wyoming Inc. and Koppers Inc.; Member of Board of Trustees of the Carnegie Museums. Member of Robbins & Myers, Inc. Board of Directors from January 2009 to February 2013. Member of Board of Trustees of UPMC Children’s Hospital Foundation.

Mr. Neupaver currently is the Executive Chairman of the Board of Wabtec, a position he has held since May 2014. Previously, he was President and Chief Executive Officer of the Company. During that tenure, Mr. Neupaver led the Company on an unprecedented growth initiative throughout the business cycle. His leadership and business acumen have been critical elements in Wabtec’s recent success. He also serves on the boards of non-profit organizations and other public companies, through which he has gained further insight into corporate governance issues.

Continuing Directors with Three-Year Term Expiring in 2018

Erwan Faiveley Age 37 Director since 2016

Mr. Faiveley was a member of the Board of Faiveley Transport, S.A. from January 2005 until December 2016. Mr. Faiveley is also President and Chairman of the Board of Financiére Faiveley S.A. and Famille Faiveley Participations S.A.S. since January 2005, and a Manager (Gérant) of Faivinvest S.C.A.

Mr. Faiveley has over 11 years of experience in executive and board positions in the financial and transportation industry. His knowledge of the transportation industry and his experience as a director of Faiveley Transport, S.A. make him well suited to provide guidance to the Board as Faiveley is integrated into Wabtec.

Linda S. Harty Age 56 Director since 2016

Ms. Harty has served as Treasurer of Medtronic, Inc. since February 2010. Prior to her tenure with Medtronic, she held executive and management positions with Cardinal Health, RTM Restaurant Group, BellSouth, ConAgra and Kimberly-Clark.

Ms. Harty is a member of the Board of Directors of Parker-Hannifin Corporation and serves on the Audit Committee as Chair and as a member of the Finance Committee.

Ms. Harty’s extensive financial expertise, particularly in the areas of treasury, tax and acquisitions, will serve as a valuable resource to Wabtec’s Board and our management team. Ms. Harty’s insights and perspectives will be especially helpful as the Company continues to strengthen and grow while navigating a challenging global market.

Brian P. Hehir Age 63 Director since 2007

Retired in June 2008 from Merrill Lynch after 25 years of service; Vice Chairman of Investment Banking for Merrill Lynch from 1999 to 2008.

Member of the St. Francis Hospital Board of Trustees from 2011 to 2016. Member of Georgetown University School of Nursing and Health Studies Board of Visitors from October 2003 to February 2011; Member of University of Connecticut Health Center Board of Directors from November 2005 to July 2009; Member from 2004 to 2010 and Treasurer from 2006 to 2010 of U.S. Lacrosse Foundation Board of Directors.

Mr. Hehir has had an extensive career in financial markets with over 30 years of experience working in investment banking and capital markets. In this capacity, he advised clients on mergers and acquisitions and other corporate transactions, which are an integral part of Wabtec’s growth strategy. His experience from the highly regulated investment banking industry also provides the Board with a critical perspective on risk management.

Michael W.D. Howell Age 69 Director since 2003

Chief Executive Officer of Transport Initiatives Edinburgh Limited from May 2002 to July 2006; Chairman of FPT Group Limited for six years starting in April 1998; Chairman of EVO Electric Limited, London, from September 2007 to February 2012.

Director of Hutchison China Meditech Limited, Hong Kong since May 2006; Member of Court (Director) of Clothworkers’ Company, London since 1999; Master (Chairman) of Clothworkers’ Company, London 2014 and 2015; Chairman of Trustees of City & Guilds of London Institute from September 2006 to October 2012.

Mr. Howell has 35 years of experience from executive and board positions with various companies in the railroad business, such as Cummins Engine Company, Inc., GE Canada, Inc., General Electric Company, Inc., Railtrack Group PLC and Transport Initiatives Edinburgh Limited. His understanding of many aspects of the United States and international railroad industries, as well as his CEO and Chairman experience, provides the Board with a broad and relevant background regarding the management and operations of a growing public company in the railroad industry.

Nickolas W. Vande Steeg Age 74 Director since 2007

Member of the Board of Directors of Trimble Navigation Limited and serves on the Audit Committee since 2003 and Gardner Denver, Inc. since August 2013; Member of the Board of Directors of Pacific Design Technology since December 2015; retired in March 2007 from Parker Hannifin Corporation as President, Chief Operating Officer and Director after 35 years with the company.

Mr. Vande Steeg retired in 2007 with 35 years of experience in a Fortune 500 company where he most recently held the title of President and Chief Operating Officer. Mr. Vande Steeg’s leadership and operational background in a large public company, and particularly his knowledge of international operational management, as well as strategic pricing, purchasing and lean manufacturing, makes him well-suited to provide guidance and insight to the Board of a large international public company.

Corporate Governance Matters

The Board and Committees

The Board met ten times during 2016, which included five telephonic meetings. All directors attended more than 75% of all meetings of the Board and the committees on which they served in 2016. The standing Board committees that help the Board fulfill its duties include the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The Board also holds regularly scheduled meetings of non-employee directors.

In addition to the independence requirements set forth in the listing standards of the New York Stock Exchange (the “NYSE”), the Board has adopted categorical standards to assist it in determining whether its members meet the independence requirements of the NYSE. These standards provide that the following relationships are deemed to be immaterial and would not in and of themselves impair a director’s independence:

•

a director or an immediate family member is an executive officer or employee of a company that makes payments to, or receives payments from, Wabtec or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenue;

•

a director serves as an executive officer of a charitable organization and Wabtec’s charitable contributions to such charitable organization in any fiscal year do not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues; and

•	a director beneficially owns less than 10% of Wabtec’s issued and outstanding common stock.

The Board has reviewed the independence of its members considering these standards and any other commercial, legal, accounting and familial relationships between the directors and Wabtec and has determined that all of its members are independent, with the exception of Mr. Neupaver and Mr. Betler. Specifically, none of such independent directors has a material relationship with Wabtec, and each such director meets the Board’s categorical independence standards and the independence requirements of the NYSE listing standards. It is the Company’s policy that all directors attend the annual meeting of stockholders if reasonably possible. All directors attended the 2016 annual meeting of stockholders.

Board Leadership Structure

We have separated the roles of Chief Executive Officer and Executive Chairman of the Board as part of our ongoing succession process. The Chief Executive Officer is responsible for setting the strategic direction for Wabtec and the day to day leadership and performance of the Company. The Executive Chairman provides guidance to the Chief Executive Officer, supports management with its strategic growth initiatives, acquisitions and investor relations, sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes that this structure is in the best interests of Wabtec and provides clear leadership responsibility and accountability, while providing for effective corporate governance and oversight by an independent Board of strong and seasoned Directors with an independent Lead Director. Our Board of Directors appointed Mr. Kassling as “Lead Director” to preside at all 2016 executive sessions of “non-management” directors, as defined under the rules of the NYSE. Our Board has also appointed him as “Lead Director” to preside at all such 2017 executive sessions. The Board generally holds such executive sessions at every regularly scheduled Board meeting. At least one executive session each year is required to be attended only by independent directors. The Board evaluates this leadership structure annually.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing and monitoring the material risks facing the Company.

In its oversight role, the Board of Directors annually reviews Wabtec’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management oversight responsibility to the Board committees. As part of its responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management Wabtec’s major risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. In this regard, Wabtec’s management prepares a comprehensive risk assessment report and reviews that report with the Audit Committee each Board meeting. This report identifies the material business risks (including strategic, operational, cybersecurity, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit and for corporate common services, and identifies the controls that respond to and mitigate those risks. Wabtec’s management regularly evaluates these controls, and periodically reports to the Audit Committee regarding the controls’ design and effectiveness. The Audit Committee also receives annual reports from management on Wabtec’s ethics program and on environmental compliance. The Compensation Committee extensively reviewed the elements of compensation to determine whether any portion of compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	rolling three-year performance targets discourage short-term risk taking;

•	incentive awards are capped by the Compensation Committee which discourages excessive risk taking;

•	equity ownership guidelines discourage excessive risk taking; and

•

Wabtec does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of objective factors on excessive risk taking.

The Nominating and Corporate Governance Committee annually reviews Wabtec’s Corporate

Governance Guidelines and their implementation. Each committee reports to the full Board.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee approved continued use of its written charter at its February 6, 2017 meeting. A current copy of the charter is available on Wabtec’s website at http://www.wabtec.com.

The principal functions of the Nominating and Corporate Governance Committee are to:

•	identify the skills and characteristics to be found in candidates to be considered to serve on Wabtec’s Board of Directors and to use such to select nominees;

•	recommend nominees for each Board committee;

•	oversee the corporate governance of Wabtec; and

•	recommend changes to Wabtec’s corporate governance guidelines.

The Committee met five times during 2016. The members of the Nominating and Corporate Governance Committee in 2016 were Mr. Brooks, Mr. Fernandez, Mr. Hehir, Mr. Howell and Mr. Vande Steeg, who were each independent, as independence for such members is defined in the listing standards of the NYSE and the rules of the SEC. Mr. Fernandez is the Chairman of the Nominating and Corporate Governance Committee. For 2017, Mr. Faiveley joined the Nominating and Corporate Governance Committee.

The Committee will consider director nominees recommended by stockholders. Stockholders wishing to recommend a director candidate for consideration by the Committee can do so by writing the Secretary of Wabtec at 1001 Air Brake Avenue, Wilmerding, PA 15148 and giving the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. No candidates for Board membership have been put forward by stockholders for election at the 2017 annual meeting of stockholders. Our amended and restated by-laws require that for a stockholder to recommend a director nominee, notice in writing must be given to the Secretary of Wabtec no later than the 60th day and no earlier than the 120th day prior to the first anniversary of the previous year’s annual meeting proxy statement.

In evaluating candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. The Committee is guided by the goal set forth in its charter of ensuring that the Board consists of individuals from diverse backgrounds (including diversity of gender, race and ethnicity) who collectively provide meaningful counsel to management. The Committee also considers the candidate’s character, integrity, experience, understanding of strategy and policy-setting and reputation for working well with others. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. If candidates are recommended by the Company’s stockholders, such candidates will be evaluated using the same criteria. With respect to nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The Audit Committee

The Audit Committee acts under a written charter. The Audit Committee reviewed and approved the continued use of its written charter at its February 6, 2017 meeting. A current copy of the charter is available on Wabtec’s website at http://www.wabtec.com.

The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to stockholders, the investment community and others relating to the integrity of Wabtec’s financial statements, its financial reporting process, its systems of internal accounting and financial controls, the performance of Wabtec’s internal audit function and independent registered public accountants, the independent registered public accountant’s qualifications and independence, and Wabtec’s compliance with ethics policies and legal and regulatory requirements. The Committee is directly responsible for appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm engaged by Wabtec. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Wabtec regarding accounting, internal controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee met six times in 2016, including one telephonic meeting. The members of the Audit Committee in 2016 were Mr. Brooks, Mr. Foster, Mr. Hehir, Mr. Fernandez, Ms. Harty and Mr. Gary C. Valade. Mr. Valade retired from the Board and all Committees on October 19, 2016. Ms. Harty joined the Audit Committee upon her appointment to the board on July 19, 2016, and was appointed Chairperson of the Audit Committee upon Mr. Valade’s retirement. Each of the foregoing members of the Audit Committee during 2016, and currently, is independent, as independence is defined in the rules of the SEC and in the listing standards of the NYSE. The Board has determined that Ms. Harty, the Audit Committee’s Chairperson, qualifies as an “audit committee financial expert” as defined in the regulations of the SEC. For 2017, Mr. Alfroid joined the Audit Committee.

Audit Committee Report

The Audit Committee is responsible for reviewing Wabtec’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In the performance of our oversight function, we meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We meet privately with the independent registered public accountants, who have unrestricted access to the Audit Committee. Specifically, we have reviewed and discussed with management and the independent registered public accountants the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2016.

The Audit Committee discussed and reviewed with the Company’s independent auditors all communications required by auditing standards of the Public Company Accounting Oversight Board (PCAOB) (United States), including those described in PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” and Rule 2-07, “Communication with Audit Committees,” of Regulation S-X and, with and without management present, discussed and reviewed the results of the independent auditors examination of the financial statements. In addition, the Audit Committee has discussed various matters with the independent auditors related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with the management of the Company, and all other material written communications between the independent auditors and management.

Furthermore, we have received and reviewed the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with the independent registered public accountants their independence.

Based on the review and discussions referred to above, we recommended to the Board of Directors that Wabtec’s audited financial statements, as of and for the fiscal year ended December 31, 2016, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Respectfully submitted,

Linda S. Harty, Chairperson

Philippe Alfroid

Robert J. Brooks

Emilio A. Fernandez

Lee B. Foster, II

Brian P. Hehir

The Compensation Committee

The Compensation Committee provides assistance to the Board relating to the compensation of Wabtec’s officers and directors. The Compensation Committee has authority, pursuant to its charter, to make recommendations to the Board, which then establishes compensation. The Compensation Committee’s principal responsibilities include:

•	reviewing and approving goals and objectives for the Chief Executive Officer and determining the Chief Executive Officer’s compensation;

•	reviewing and recommending compensation of all directors and officers; and

•	recommending incentive compensation plans and equity-based plans.

The Compensation Committee members in 2016 were Mr. Foster, Mr. Hehir, Mr. Howell and Mr. Vande Steeg, who were each independent, as independence for such members is defined in the rules of the SEC and the listing standards of the NYSE. In addition, the Compensation Committee members each qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Foster served as the Compensation Committee’s Chairman. The Nominating and Governance Committee recommends the Compensation Committee members who are approved by the full Board of Directors. The Compensation Committee met 5 times in 2016. The Compensation Committee approved continued use of its written charter at its February 6, 2017 meeting. A copy of the written charter is available on Wabtec’s website at http://www.wabtec.com.

The Compensation Committee reviews our executive compensation arrangements and recommends changes or adjustments to the Board, which then establishes these items. Base salaries are established at the beginning of the fiscal year and cash and equity bonuses (“Bonuses”) are awarded after fiscal year results are available. Base salaries depend mainly on the executive officer’s position and responsibility, while Bonuses are based on pre-established performance factors. These factors are established at the beginning of the year and include (i) a financial performance factor measuring either earnings per share or earnings before interest and taxes, and working capital management, and (ii) a personal performance factor which measures whether the individual executive attained certain quantitative and measureable goals established for that executive.

Executive officers also receive long-term incentive compensation. With respect to the long-term incentive portion of executive compensation, the Compensation Committee has discretion to grant equity-based, long-term incentive awards under our 2011 Stock Incentive Plan. Such awards take the form of stock options, performance units and restricted share awards. The Compensation Committee bases the amount of the award upon the executive’s job level, as well as other factors. These factors include benchmarking the total compensation an executive may earn to ensure it is competitive, compensating executives in a “pay for performance” manner and aligning the interests of the executives with the interests of the shareholders. The Committee also reviews the ratio of total compensation to total target cash compensation to ensure that the mix of long-term compensation is appropriate for each executive.

The Chief Executive Officer and the Executive Vice President of Human Resources suggest guidelines in discussions with the Compensation Committee regarding executive compensation. They provide recommendations and information regarding the competitiveness of the industry, key employees, performance of individuals, succession planning and other relevant data to the committee. The Chief Executive Officer is not present during any discussions concerning his own compensation. The Compensation Committee also has the authority to retain compensation consultants, advisors and legal counsel as it deems necessary and has the sole authority to approve such consultants’ fees, which are payable by the Company. The Compensation Committee engaged the consulting firm Pay Governance, LLC (“Pay Governance”) during 2016. During its engagement, Pay Governance provided the following services: (i) reviewed and assessed the Company’s current compensation practices for executives and non-employee directors; (ii) reviewed the current peer group and made recommendations to update the peer group; (iii) reviewed and provided a pay for performance assessment of the Chief Executive Officer compensation; and (iv) provided benchmarking of peer group and relevant industry data. In addition, Pay Governance reviewed and assessed the competitiveness of compensation provided to non-employee members of the Company’s Board of Directors. This review included benchmarking of the Peer Group and relevant industry data.

The Compensation Committee and Board adopted a recoupment policy during 2013. The recoupment policy provides that in the event of a financial restatement or a determination by the Board that misconduct by a responsible party caused financial or reputational harm to the Company, recoupment of cash bonuses and equity awarded as well as gains realized from the exercise of options may be pursued.

Compensation Committee Interlocks and Insider Participation

During 2016, Wabtec had no interlocking relationships in which (i) an executive officer of Wabtec served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of Wabtec; (ii) an executive officer of Wabtec served as a director of another entity, one of whose executive officers served on the Compensation Committee of Wabtec; or (iii) an executive officer of Wabtec served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Wabtec. No member of the Compensation Committee was at any time during the 2016 fiscal year or at any other time an officer or employee of the Company, and no member had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 17 through 25 of this proxy statement with management.

Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Respectfully submitted,

Lee B. Foster, II, Chairman

Brian P. Hehir

Michael W. D. Howell

Nickolas W. Vande Steeg

Executive and Director Compensation

Compensation Discussion and Analysis

Named Executive Officers

As of December 31, 2016, our named executive officers (“NEOs”) were:

Name	Title
Albert J. Neupaver	Executive Chairman
Raymond T. Betler	President and Chief Executive Officer
Patrick D. Dugan	Executive Vice President and Chief Financial Officer
David L. DeNinno	Executive Vice President, General Counsel and Secretary
Stéphane Rambaud-Measson	President & CEO—Transit Segment

Executive Summary

This Compensation Discussion and Analysis should be read in conjunction with the tabular and narrative disclosures beginning on page 19 of this Proxy Statement. See “Executive Compensation Philosophy and Objectives” and the tables that follow for more information regarding our executive compensation programs.

Principle Elements of Executive Compensation

We provide three main elements of compensation: base salary, annual cash incentives, and long-term equity incentives delivered in the form of restricted stock awards and units, stock options and performance units. Performance-based incentives comprise the majority of compensation provided to each of our executives. Our other benefits and perquisites consist of life and health insurance benefits, social and health club dues, and a qualified 401(k) savings plan (including company matching contributions).

Compensation Practices

The Compensation Committee has implemented the following best practices with respect to the executive compensation program:

What we do:

•

The Compensation Committee reviews the executive compensation arrangements each year and considers the Company’s long-term business strategy, the results of the most recent say-on-pay advisory vote and contemporary market practices as periodically provided by an independent consultant.

•

The Compensation Committee uses the Company’s stock price and other value-creating financial metrics such as earnings before interest and taxes, earnings per share, working capital, and economic profit in our executive incentive arrangements.

•	The Compensation Committee annually reviews the risks associated with our compensation programs and mitigates the risks by:

•	capping incentive payouts earned under our annual cash incentive award plan and our performance unit long-term incentive plan;

•	maintaining stock ownership guidelines for executive management and non-employee directors;

•	maintaining a recoupment policy that applies to our cash and equity incentive awards; and

•	maintaining a policy that prohibits the hedging of Company stock.

•

The Compensation Committee and the Company require both a qualified change in control and termination (double trigger) in order for any cash severance to be paid under our change in control agreements.

What we don’t do:

•	The Company provides no gross-up for income or excise taxes on perquisites or severance benefits related to a change in control.

•

The Company does not provide executives with an enhanced executive retirement program but rather a defined contribution or defined benefit plan similar to that provided to all employees in the country where such employees reside.

•	The Company does not provide dividends or dividend equivalents on unearned performance shares.

•	The Company does not re-price or backdate stock options.

2016 Business Highlights

In 2016, Wabtec faced a challenging economic environment and sales decreased 11 percent compared to 2015, while earnings per diluted share decreased 19 percent, due in part to transaction and restructuring expenses related to the acquisition of Faiveley Transport. Also during the year, Wabtec’s cash flow from operations exceeded its net income by about 45 percent. In 2016, the Company’s Total Shareholder Return was 17 percent, including dividends, compared to the average Total Shareholder Return for our Peer Index Group for 2016 of 22 percent. For the three years ended December 31, 2016, the Company’s Total

Shareholder Return was 13 percent, compared to the average Total Shareholder Return for our Peer Index Group for the same period of 5 percent.

Role of 2016 Advisory Vote on Executive Compensation in the Compensation Decision Process

The Compensation Committee reviewed the results of the 2016 stockholder advisory vote on executive officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Because a substantial majority (approximately 97.5%) of our stockholders approved the compensation program described in our 2016 proxy statement, the Compensation Committee interpreted this strong level of support as affirmation of the design and objectives of our 2015 executive compensation programs. Accordingly, no changes were made to our executive compensation programs as a result of this vote.

Executive Compensation Philosophy and Objectives

Overview. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during 2016. This discussion focuses primarily on the fiscal year 2016 information contained in the following tables and related footnotes and narrative. We discuss compensation actions taken prior to 2016 or in 2017 if we believe it provides relevant information.

The principal elements of our executive compensation program are base salary, annual cash incentives, and long-term equity incentives in the form of restricted stock awards and units, stock options and performance units. Our other benefits and perquisites consist of life and health insurance benefits, social and health club dues, and a qualified 401(k) savings plan (including company matching contributions). Our philosophy is to position the aggregate of these elements at the average of that paid to executives of our peers with similar responsibilities. To ensure that the Company is able to attract and retain high potential executives, the Company benchmarks executive compensation using compensation surveys of similar-sized companies and also uses an index average based on available proxy disclosure compensation information of similar-sized manufacturing companies. This index is comprised of: Regal Beloit, IDEX Corp., Kennametal, Trinity Industries, Greenbrier Companies, Ametek, Crane Co., Donaldson, WABCO Holdings, ITT Corporation, Pall Corporation, Lincoln Electric Holdings, Inc., Valmont Industries, Oshkosh Corp., Flowserve Corp., SPX Corporation, Colfax Corp. and Snap-On Inc. (the “Peer Index Group”).

Objectives and Philosophy. The overall objectives of our executive compensation program are to (i) enable us to attract, motivate and retain key executive talent essential to the achievement of our short-term and long-term business objectives; (ii) provide compensation competitive with others in our industry; (iii) reward senior executive officers in a “pay for performance” manner for accomplishment of pre-defined business goals and objectives; and (iv) align the interests of our executives with our stockholders. A significant portion of total executive compensation is variable compensation linked to corporate, business unit and individual performance. Our objective is to provide a significant portion of an executive’s total compensation in a form that is contingent upon achieving established performance goals. In regard to compensation based on performance, our objective is to provide a significant portion of such compensation in the form of equity awards.

In 2016, our named executive officers compensation, based on actual amounts awarded, was allocated as follows:

Name	Salary	Annual Incentive Award	Long- Term Incentive Award
Albert J. Neupaver	24.43%	5.75%	69.82%
Raymond T. Betler	18.80%	4.48%	76.72%
Patrick D. Dugan	24.62%	3.98%	71.40%
David L. DeNinno	19.95%	3.15%	76.90%
Stéphane Rambaud-Measson	4.18%	0%	95.82%

In setting base salaries at the beginning of the year, the Compensation Committee generally reviews information about compensation practices and levels in Wabtec’s industry and the position and responsibility of the particular executive which is publicly available or provided by the Chief Executive Officer and the Executive Vice President of Human Resources. The Compensation Committee also uses benchmarking to establish base salaries as discussed below. The cash bonus for 2016 is a cash award determined by the Compensation Committee based on pre-established performance factors. These factors are established at the beginning of the year and include (i) a financial performance factor measuring either earnings per share or earnings before interest and taxes, and working capital management, and (ii) a personal performance factor which measures whether the individual executive attained pre-determined goals and objectives established for that executive which are tied to the overall company strategic objectives for that year. Long-term incentives in the form of stock options, restricted stock, restricted stock units and performance units are granted to provide the opportunity for long-term compensation based upon the performance of Wabtec and its ability to meet its long-term goals and objectives.

Compensation Process.

Compensation Committee. Executive officer compensation is administered by the Compensation Committee. The Compensation Committee approved the 2016 compensation arrangements for executive officers, including base salaries, cash bonuses and equity awards, described in this compensation discussion and analysis and recommended them to the full Board, which then approved them. Our Board of Directors delegates to the Compensation Committee the direct responsibility for, among other matters:

•	reviewing and approving goals and objectives for the Executive Chairman and Chief Executive Officer and determining the Executive Chairman’s and Chief Executive Officer’s compensation;

•	reviewing and recommending compensation of all directors and executive officers; and

•	recommending incentive compensation plans and equity-based plans.

Role of Compensation Experts. Pursuant to its charter, the Compensation Committee is authorized to engage compensation consultants to assist it with its duties. The Compensation Committee has the sole authority to engage any outside counsel or other experts or consultants to assist it in the evaluation of compensation of our directors and executive officers, including the sole authority to approve such consultants’ fees and other retention terms. The Compensation Committee may also obtain advice from legal, accounting, human resources and other advisors as it deems necessary. The Compensation Committee engaged the consulting firm Pay Governance during 2016. During its engagement, Pay Governance provided the following services: (i) reviewed and assessed the Company’s current compensation practices for executives and non-employee directors; (ii) reviewed the current peer group and made recommendations to update the peer group; (iii) reviewed and provided a pay for performance assessment of the Chief Executive Officer compensation; and (iv) provided benchmarking of peer group and relevant industry data.

Role of Our Executive Officers in the Compensation Process. The Chief Executive Officer and the Executive Vice President of Human Resources suggest guidelines in discussions with the Compensation Committee regarding executive compensation. They provide recommendations and information regarding the competitiveness of the industry, key employees, performance of individuals, succession and other relevant data to the Compensation Committee. The Executive Chairman and Chief Executive Officer are not present during any discussions concerning their own compensation.

Components of Compensation.

Our 2016 compensation program elements were primarily structured to reward our executive officers for achieving certain financial and business objectives.

Base Salaries. Base salaries for our executive officers are reviewed annually and depend mainly on the executive’s office and responsibility and are based on the competitive average for executives with similar responsibilities in peer group companies. In this regard, the Company uses two different benchmarks, one a broader benchmark study based on industrial and durable goods manufacturing companies that are similarly sized in terms of revenue and a second study that is an index average of the members of the Peer Index Group. Individual salaries may be above or below the competitive average based on the individual’s contribution to business results, capabilities and qualifications, potential and the importance of the individual’s position to our success.

For fiscal year 2016, the year-over-year base salary increases of our named executive officers ranged from 0%—14.86% as a result of this process. These increases are discussed further in connection with the “Summary Compensation Table” which follows.

Annual Cash Incentive Awards. Our annual incentive award plan is intended to: (i) compensate participants directly if strategic and financial performance targets are achieved and (ii) reward participants for performance on those activities that are most directly under their control and for which they are held accountable. Corporate, business unit and individual performance goals under the annual incentive plan are linked to the annual business plan and budget. The actual amount of cash bonuses are a function of the Company’s overall financial performance, the participant’s individual performance and Board approval.

The cash bonus targets for 2016 for each of the named executive officers as a percentage of base salary were:

Name	Target
Albert J. Neupaver	100%
Raymond T. Betler	100%
Patrick D. Dugan	70%
David L. DeNinno	70%
Stéphane Rambaud-Measson	100%

Cash bonuses are based upon the success of two factors: (1) a financial performance factor or “FPF” (ranging from 0 to 1.5 maximum), that measures either earnings per share (“EPS”) or earnings before interest and taxes (“EBIT”); and working capital management (measured excluding extraordinary items related to transaction costs, restructuring, and debt refinancing costs); and (2) a personal performance factor or “PPF” (ranging from 0 to 1.5 maximum) that measures whether the executive has attained certain goals agreed to by the executive, the executive’s supervisor, and the Board. The cash bonus formula is based on the product of the participant’s base salary, the participant’s target cash bonus percentage, the FPF and the PPF. If both the financial performance factor and the applicable personal performance factor were achieved, the named executive officers would earn 100% of their target cash bonus. To qualify for the minimum payout performance factor for EPS/ EBIT or working capital financial metrics under the cash bonus plan, the business unit or Company, as applicable to the particular participant, must achieve at least 80% of its plan’s target EPS or EBIT, or 80% of its working capital/ cash flow plan target for the year, as the case may be.

We believe that this philosophy encourages Wabtec and our executives to establish ambitious goals and that it promotes teamwork, productivity and profitability. Overall, total cash compensation (the sum of salary and cash bonus) for our executive officers is competitive with market practice for similar executive positions in similar companies when performance goals under the annual cash bonus plan are achieved. Target cash bonuses and performance factors were approved by the Compensation Committee at its meeting in February 2016. For 2016, the Company’s EPS and working capital/ cash flow results achieved an FPF of 0.2446 out of a maximum factor possible under the annual incentive plan of 1.5. The FPF for group executives and business unit leaders is based on performance to pre-established EBIT or EPS and working capital/ cash flow metrics relating to the applicable group and or business unit.

The table below provides both the 2016 financial metrics and our performance achieved in 2016 for our corporate wide executives including Mr. Neupaver, Mr. Betler, Mr. Dugan, and Mr. DeNinno:

Performance Metric	Threshold	Target	Maximum	2016 Performance	Target Weighting	Performance Achieved
EPS	$4.17	$4.63	$5.09	$3.34	80%	0
Working Capital/ Cash Flow	$378M	$471M	$520M	$513M	20%	.2446

					Total	.2446

Mr. Rambaud-Measson became an executive of the Company on November 30, 2016 and did not receive any compensation subject to the above metrics.

Mr. Neupaver, Mr. Betler, Mr. Dugan, and Mr. DeNinno participated in the annual incentive plan and each of them, due to the Company’s performance and their individual performance achieved less than their target cash bonus. The cash bonuses received as a result are reflected in the non-equity incentive plan compensation column of the “Summary Compensation Table” below.

Long-Term Incentive Compensation. Our Compensation Committee administers our long-term incentive compensation through the 2011 Stock Incentive Plan, under which we grant stock options, restricted stock, restricted stock units and performance units. During 2016, the Company made the following grants of equity awards: 151,590 shares of restricted stock, 62,010 restricted stock units, 94,115 stock options and 167,850 performance units. Equity awards made in February 2016 to all named executive officers are detailed under the table “2016 Grants of Plan Based Awards” on page 28. Options and restricted stock are generally granted to employees, including our executive officers, each February as part of their long term compensation. Additional awards were made throughout the year to new hires, current employees in connection with promotions, and key management obtained through acquisitions. We vary the relative amounts of options and restricted stock granted in a given year based on a number of factors including the overall performance of the Company, the stock price and retention of key management. The primary purposes of the long-term incentive program are to align the interests of executive officers and other key employees with those of our stockholders, to attract and retain key executive talent and to provide an incentive to meet and exceed long-term financial goals. Employees eligible for the long-term incentive program include those who are determined by the Compensation Committee to be in key policy-setting and decision-making roles, and to have responsibilities that contribute significantly to achieving our earnings goals. The size of an individual’s long-term incentive award is based primarily on individual performance, the individual’s responsibilities and position with our company. Long-term incentive award values generally are competitive with market practice for comparable executive positions in similar companies based on the Peer Index Group and other relevant data reviewed by the Compensation Committee.

Any awards made under the 2011 Stock Incentive Plan may be subject to forfeiture (“forfeiture”) in the discretion of the Compensation Committee if between the date of grant and the third anniversary of any exercise, payment or vesting of the award, the participant:

(i)	engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Company or any of its subsidiaries;

(ii)	induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Company or any of its subsidiaries;

(iii)	solicits any employee of the Company or any of its subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Company or any of its subsidiaries; or

(iv)	makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Company or any of its subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies).

Such forfeiture does not apply following the occurrence of a change of control event unless the award agreement specifically so provides or as required by applicable law.

Stock options and restricted stock are a part of our long-term incentive compensation program that seeks to align the interests of our executives with our stockholders. We have typically granted stock options and restricted stock in February of the applicable year. We have historically awarded options to purchase our common stock to executive officers at the fair market value (average of the high and low price) of our common stock at the grant date. We have not re-priced or back-dated any option awards. The vesting schedule for each grant of options and restricted stock is determined by the Compensation Committee and has typically been in 25% increments over a four-year period, subject to continued employment with the Company. In February 2016, we granted both restricted stock and stock options to all named executive officers as part of their long-term compensation with the Company. The grant date fair value of those awards is reflected in the Summary Compensation Table on page 26.

The Company also administers a rolling three-year long-term incentive program using performance units. This program is designed to reward executives for meeting or exceeding economic profit growth goals. Economic profit is a measure of the extent to which the Company produces financial results in excess of its cost of capital. The program is structured as a rolling three-year plan; each year starts a new three-year performance cycle with the most recently commenced cycle being 2017-2019. For each executive selected to participate in this program, we establish a target grant of performance units at the beginning of each three-year performance cycle. A performance unit is equal to a share of Wabtec common stock. If Wabtec achieves its three-year cumulative economic profit goal, then participants will earn the target grant of performance units. In general, the goals increase each year taking into account expected market conditions, and are intended to reflect a superior performance by management. If Wabtec achieves the maximum three-year cumulative economic profit goal, a participant will earn a maximum number (equal to two times the target level) of performance units. If Wabtec achieves the threshold three-year cumulative economic profit goal, a participant will earn a threshold number (equal to one-quarter of the target level) of performance units. No performance units will be earned for performance below the three-year cumulative economic profit threshold and no additional performance units will be earned for performance exceeding the three-year cumulative economic profit maximum. This program is intended to encourage the long-term stability of Wabtec’s management by establishing ambitious goals designed to promote the long-term productivity and profitability of the Company. If a program participant leaves the Company voluntarily, or is terminated for cause, he or she is not eligible to receive any performance units he or she may have earned under the program. If a program participant otherwise leaves the Company, his or her payout may be pro-rated in accordance with the amount of time he or she participated in the program relative to the performance period. For the 2016—2018 performance cycle, the Compensation Committee approved target goals based on cumulative economic profit for the performance period. These goals were based on a range of considerations including expected demand in Wabtec’s key end user markets, investor expectations and management’s business plan which includes year over year growth.

For the 2014-2016 performance period, Wabtec achieved 117.36% of its target three-year cumulative economic profit goal of $634.755 million for the 2014—2016 performance cycle, which resulted in the following payouts in March 2017 to the named executive officers:

Mr. Neupaver	25,819 shares of Wabtec common stock with a value at payout of $1,999,940
Mr. Betler	15,257 shares of Wabtec common stock with a value at payout of $1,181,807
Mr. Dugan	5,281 shares of Wabtec common stock with a value at payout of $409,066
Mr. DeNinno	5,281 shares of Wabtec common stock with a value at payout of $409,066

Mr. Rambaud-Measson was not an employee of the Company at the time these awards were granted.

NEOs as a group received 51,638 shares of Wabtec common stock with a value at payout of $3,999,879.

Stock Ownership Requirements. In February 2007, Wabtec approved stock ownership guidelines for executive management and for non-employee board members. These guidelines were established to encourage our key employees and Board members to own and retain shares of stock. The guidelines are as follows: Executive Chairman and President and CEO to accumulate shares having a value equal to seven times base salary; executive officers to accumulate shares having a value equal to three times base salary; general managers and equivalent to accumulate shares having a value equal to two times base salary; and non-employee Board members to accumulate shares having a value equal to four times their cash retainer. These ownership guidelines are to be achieved within three to five years and are defined as a multiple of base salary for executives and a multiple of cash compensation for the non-employee board members. Except for Mr. Rambaud-Measson, Mr. Alfroid, Mr. Faiveley and Ms. Harty, each of the executive officers and non-employee board members has met their required stock ownership described above (including any shares deferred pursuant to the Deferred Compensation Plan). As of January 31, 2017, our directors and executive officers as a group owned approximately 11.69% of our common stock.

Recoupment Policy. In the event of a financial restatement or a determination by the Board of Directors that misconduct by a responsible party caused financial or reputational harm to Wabtec, the Compensation Committee will review the circumstances and make recommendations to the Board as to whether recoupment should be pursued. Misconduct shall include any intentional or reckless violation of Wabtec policies or any grossly negligent act of failure to act. The Compensation Committee will review all compensation that has been awarded to the responsible party and determine how such compensation may have been affected by the financial restatements or misconduct.

Should the Board determine that recoupment is appropriate, Wabtec may recoup from the responsible parties, any cash bonuses and equity awards in reliance on the financial statements that were restated or for the year in which the financial harm occurred as well as any gains realized from the exercise of options to the extent the Compensation Committee determines that the gains were based on such financial statements or resulted from such misconduct.

Prohibition on Hedging. In order to ensure our executive officers bear the full risk of Wabtec common stock ownership, in early 2015, the Compensation Committee approved a policy that prohibits hedging transactions related to our common stock.

Perquisites and Other Personal Benefits. Supplemental benefits are offered to selected executive officers with the goal of attracting and retaining key executive talent. Those perquisites may include: life and health insurance benefits, car and housing allowances, and social and health club dues.

Retirement Benefits. The Company maintains a qualified defined contribution program which includes a Company match on participant contributions which is provided to executives in the United States, on the same basis as is provided to other salaried employees of the Company who reside in the U.S. The Company also maintains various defined benefit plans which are provided to executives based on the same basis as are provided to other employees of the Company who reside or work outside the U.S.

Deferred Compensation Plan. In December 2009, the Board approved and adopted a deferred compensation plan for executive officers and non-employee directors. Under the terms of the plan, eligible employee executive officers may elect to defer their base salary, cash bonus and/or long term incentive payout. No NEOs deferred any compensation during 2016.

Post-Termination Compensation.

The Board of Directors has entered into employment continuation agreements with senior executive officers, including all of the NEOs based in the United States. These agreements are discussed below generally, and only become effective in the event of a change of control of Wabtec. Also discussed below, certain of our benefit plans contain provisions that address termination of an individual or a change in control of the Company. In connection with the acquisition of Faiveley Transport, S.A., the Board of Directors has entered into an employment agreement with one NEO as described below.

Tax Implications of Executive Compensation. Our deductions for compensation payable to the named executive officers (other than the Chief Financial Officer) are potentially limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent the aggregate amount paid to an executive officer exceeds $1 million, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Code. We generally seek to preserve the income tax-deductibility of compensation paid to our executive officers. Notwithstanding this general policy, the Compensation Committee retains the authority to approve compensation arrangements under which not all compensation paid to covered individuals would be tax-deductible, if such payments are deemed to be in the best interests of both Wabtec and its stockholders.

Accounting Considerations with Regard to Compensation Practices. The Compensation Committee reviews on an on-going basis the impact of our compensation programs on Wabtec’s financial statements, including the accounting treatment of equity-based compensation, and the Compensation Committee’s decisions may be influenced by such factors.

Summary Compensation Table

This table shows the compensation for Wabtec’s Executive Chairman, Wabtec’s Chief Executive Officer, Wabtec’s Chief Financial Officer and the two other most highly paid executive officers, other than the Executive Chairman, Chief Executive Officer and Chief Financial Officer, at December 31, 2016.

Name and Position	Year	Salary	Stock Awards (1)		Option Awards (6)	Non-Equity Incentive Plan Compensation (7)	All Other Compensation (8)	Total
Albert J. Neupaver	2016	$890,000	$2,398,003		$244,237	$217,682	$34,689	$3,784,611
Executive Chairman	2015	$890,000	$2,663,118		$309,595	$914,366	$35,049	$4,812,128
	2014	$890,000	$2,931,733		$370,062	$1,547,933	$27,611	$5,767,339

Raymond T. Betler	2016	$825,000	$3,217,253	(3)	$244,237	$201,783	$23,101	$4,511,374
President and Chief Executive Officer	2015	$750,000	$2,219,265		$261,965	$770,533	$27,068	$4.028.831
	2014	$700,000	$2,487,987	(2)	$218,763	$1,217,476	$25,382	$4,649,608

Patrick D. Dugan	2016	$425,000	$1,240,004	(3)	$63,714	$72,764	$24,627	$1,826,109
Executive Vice President and Chief Financial Officer	2015	$370,000	$674,483		$83,353	$287,666	$23,984	$1,439,486
	2014	$360,000	$599,672		$75,695	$438,291	$23,321	$1,496,979

David L. DeNinno	2016	$400,000	$1,608,666	(3)	$63,714	$68,484	$33,868	$2,174,732
Executive Vice President, General Counsel and Secretary	2015	$370,000	$674,483		$83,353	$287,666	$33,281	$1,448,783
	2014	$360,000	$599,672		$75,695	$438,291	$27,606	$1,501,264

Stéphane Rambaud-Measson (4)	2016	$58,539	$1,443,394	(5)	$0	$0	$4,419	$1,506,352
President & Chief Executive Officer- Transit Segment

(1)	Reflects the aggregate grant date fair value dollar amount computed in accordance with FASB ASC Topic 718, which we refer to as “ASC 718”, related to the awards of a) restricted stock made to the named executive officers in February 2016 under the 2011 Stock Incentive Plan; and b) long-term incentive awards granted to the named executive officers in 2016 for the 2016-2018 performance periods respectively. For the assumptions used in the calculation of this amount under ASC 718, see Note 12 of the Notes to the Consolidated Financial Statements in Wabtec’s Annual Report on Form 10-K for the year ended December 31, 2016. The value of the 2016 long term incentive award is based on probable achievement of the applicable performance goals. The value of that award based on achievement of maximum performance level would be: for Mr. Neupaver – $2,821,180; for Mr. Betler – $2,821,180; for Mr. Dugan – $735,960; for Mr. DeNinno – $735,960. Mr. Rambaud-Measson was not granted any 2016 long term incentive awards for the 2016-2018 performance period in 2016.

(2)	Includes the special grant of restricted stock to Mr. Betler upon his appointment to Chief Executive Officer. The award was made May 14, 2014 under Wabtec’s 2011 Stock Incentive Plan. The entire award is subject to cliff vesting four years from the date of award or May 14, 2018, subject to the executive’s continued employment with the Company through the vesting date.

(3)	Includes a special grant of restricted stock on December 12, 2016 upon the successful acquisition of a controlling interest of Faiveley Transport, S.A. in the amount of 10,000 shares for Mr. Betler, 7,500 shares for Mr. Dugan, and 12,000 shares for Mr. DeNinno. The entire award is subject to cliff vesting four years from the date of the award, or December 12, 2020, subject, in each case, to the executive’s continued employment with the Company through the applicable vesting date.

(4)	Mr. Rambaud-Measson was named President & Chief Executive Officer- Transit Segment, effective November 30, 2016. Mr. Rambaud-Measson also participates in defined benefit plans that were previously sponsored by Faiveley Transport S.A., and now are maintained by the Company for employees who reside in certain countries. No other NEOs participated in these plans, and the plans are similar to those provided to other employees in such countries. The change in pension value and the present value of the accumulated benefit for the stub period from November 30, 2016 to December 31, 2016 is not reasonably determinable for such period, but is immaterial.

(5)	Reflects the special grant of restricted stock units to Mr. Rambaud-Measson upon his appointment to President and Chief Executive Officer- Transit Segment. The award was made November 30, 2016 under Wabtec’s 2011 Stock Incentive Plan. The entire award shall vest in equal annual installments on the first, second, third and fourth anniversaries of the award date, subject, in each case, to Mr. Rambaud-Measson’s continued employment with the Company through the applicable vesting date.

(6)	Reflects the aggregate grant date fair value dollar amount computed in accordance with ASC 718 related to the named executive officers that had stock options granted during the year. For the assumptions used in the calculation of this amount under ASC 718, see Note 12 of the Notes to the Consolidated Financial Statements in Wabtec’s Annual Report on Form 10-K for the year ended December 31, 2016.

(7)	Reflects amounts earned by the named executive officers for fiscal years 2016, 2015 and 2014 under Wabtec’s annual incentive award plan. Payment for 2016 performance was made in February 2017.

(8)	The following table sets forth a detailed breakdown of the items which compose “All Other Compensation”:

Name	Year	Tax Gross Up Payments	Car and Housing Allowances (1)	Unemployment Benefits (2)	Social and Health Club Dues	Company Matching Contribution to 401(k) Plan	Imputed Group Term Life Insurance Premium Payments	Total
Albert J. Neupaver	2016	$0	$0	$0	$8,121	$15,900	$10,668	$34,689
	2015	$0	$0	$0	$8,481	$15,900	$10,668	$35,049
	2014	$0	$0	$0	$6,467	$15,600	$5,544	$27,611

Raymond T. Betler	2016	$0	$0	$0	$1,657	$15,900	$5,544	$23,101
	2015	$0	$0	$0	$5,624	$15,900	$5,544	$27,068
	2014	$0	$0	$0	$7,006	$15,600	$2,776	$25,382

Patrick D. Dugan	2016	$0	$0	$0	$7,333	$15,900	$1,394	$24,627
	2015	$0	$0	$0	$7,202	$15,900	$882	$23,984
	2014	$0	$0	$0	$7,120	$15,600	$601	$23,321

David L. DeNinno	2016	$0	$0	$0	$13,968	$15,900	$4,000	$33,868
	2015	$0	$0	$0	$13,500	$15,900	$3,881	$33,281
	2014	$0	$0	$0	$9,870	$15,600	$2,136	$27,606

Stéphane Rambaud-Measson	2016	$0	$3,336	$1,083	$0	$0	$0	$4,419
(1)	For 2016, Mr. Rambaud-Measson received a car allowance in the amount of $1,052; and a housing allowance of $2,284.

(2)	This represents payments made on behalf of Mr. Rambaud-Measson to an insurance company for unemployment benefits.

For 2016, the base salary changes of our named executive officers resulting from the process described in the Compensation Discussion and Analysis follows:

Mr. Neupaver	0%
Mr. Betler	10%
Mr. Dugan	14.86%
Mr. DeNinno	7.5%
Mr. Rambaud-Measson	N/A

The average increase of base salary for named executive officers in 2016 was 6.72% and the range for the named executive officers as a group was 0% – 14.86%. The Compensation Committee is dedicated to ensuring competitive compensation for each of Wabtec’s key employees and believes that these increases are in line with comparable industry practices and are merited based upon personal performance, company performance and return to our stockholders.

2016 Grants of Plan Based Awards

This table shows the equity based awards granted in 2016 to Wabtec’s Executive Chairman, Wabtec’s Chief Executive Officer, Wabtec’s Chief Financial Officer and the two most highly paid executive officers, other than the Executive Chairman, Chief Executive Officer and the Chief Financial Officer, in 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)		All Other Option Awards: Number of Securities Underlying Options (4)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Neupaver		$0	$890,000	$2,002,500
	2/9/16				5,750	23,000	46,000					$1,410,590
	2/9/16							16,100				$987,413
	2/9/16									16,100	$61.33	$244,237
Mr. Betler		$0	$825,000	$1,856,250
	2/9/16				5,750	23,000	46,000					$1,410,590
	2/9/16							16,100				$987,413
	2/9/16									16,100	$61.33	$244,237
	12/12/16							10,000				$819,250
Mr. Dugan		$0	$297,500	$669,375
	2/9/16				1,500	6,000	12,000					$367,980
	2/9/16							4,200				$257,586
	2/9/16									4,200	$61.33	$63,714
	12/12/16							7,500				$614,437
Mr. DeNinno		$0	$280,000	$630,000
	2/9/16				1,500	6,000	12,000					$367,980
	2/9/16							4,200				$257,586
	2/9/16									4,200	$61.33	$63,714
	12/12/16							12,000				$983,100
Mr. Rambaud-Measson
	11/30/16							16,867	(6)			$1,443,394
(1)	Reflects the possible payments under Wabtec’s annual incentive award plan.

(2)	Reflects the grant of performance units for the three-year performance period of 2016-2018 approved by the Compensation Committee in February 2016 under Wabtec’s 2011 Stock Incentive Plan. These columns reflect the range of payouts possible for this grant. A performance unit is equal to a share of Wabtec common stock. If Wabtec achieves its three-year cumulative economic profit goal, then participants will earn the target number of performance units. In general, the goals increase each year taking into account expected market conditions, and are intended to reflect a superior performance by management. If Wabtec achieves the maximum three-year cumulative economic profit goal, a participant will earn a maximum number (equal to two times the target level) of performance units. If Wabtec achieves the threshold three-year cumulative economic profit goal, a participant will earn a threshold number (equal to one-quarter of the target level) of performance units. No performance units will be earned for performance below the three-year cumulative economic profit threshold and no additional performance units will be earned for performance exceeding the three-year cumulative economic profit maximum. Payouts for these awards, if any, will be made by March 31, 2019.

(3)	Reflects the grant of restricted stock to the named executive officers on February 9, 2016 under Wabtec’s 2011 Stock Incentive Plan. One-fourth of the shares vested on March 1, 2017 and the remaining shares will vest in one-fourth increments on March 1, 2018, March 1, 2019 and March 1, 2020. Also reflects the grant of restricted stock to the named executive officers on December 12, 2016 under the 2011 Stock Incentive Plan. These awards are subject to cliff vesting four years from the date of the award, or December 12, 2020.

(4)	Reflects the grant of options to the named executive officers on February 9, 2016 under Wabtec’s 2011 Stock Incentive Plan. One-fourth of the options vested on March 1, 2017 and the remaining options will vest in one-fourth increments on March 1, 2018, March 1, 2019 and March 1, 2020.

(5)	Reflects the grant date fair value computed in accordance with ASC 718.

(6)	Reflects the grant of restricted stock units to Mr. Rambaud-Measson on November 30, 2016 under Wabtec’s 2011 Stock Incentive Plan. The units will vest in one-fourth increments on November 30, 2017, November 30, 2018, November 30, 2019 and November 30, 2020.

2016 Outstanding Equity Awards at Fiscal Year-End

This table provides information concerning unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2016 for Wabtec’s Executive Chairman, Chief Executive Officer, Wabtec’s Chief Financial Officer and the two most highly paid executive officers, other than the Executive Chairman, Chief Executive Officer and the Chief Financial Officer.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Name
Albert J. Neupaver	100,000	0	$17.425	2/20/2018				66,819	$5,568,695
	108,000	0	$14.50	2/17/2019	5,950	(3)	$495,873
	54,000	0	$19.103	2/17/2020	7,700	(4)	$641,718
	40,500	0	$28.695	2/15/2021	9,450	(5)	$787,563
	30,800	0	$35.293	2/14/2022	16,100	(6)	$1,341,774
	17,850	5,950	$48.29	2/12/2023
	7,700	7,700	$72.82	2/11/2024
	3,250	9,750	$87.03	2/10/2025
	0	16,100	$61.33	2/9/2026
Raymond T. Betler	20,000	0	$29.043	8/18/2018				53,257	$4,438,438
	24,000	0	$14.50	2/17/2019	1,995	(3)	$166,263
	12,000	0	$19.103	2/17/2020	4,550	(4)	$379,197
	13,500	0	$28.695	2/15/2021	7,875	(5)	$656,303
	10,360	0	$35.293	2/14/2022	16,100	(6)	$1,341,774
	5,985	1,995	$48.29	2/12/2023	10,000	(7)	$833,400
	4,550	4,550	$72.82	2/11/2024	10,000	(8)	$833,400
	2,750	8,250	$87.03	2/10/2025
	0	16,100	$61.33	2/9/2026
Patrick D. Dugan								15,531	$1,294,354
					980	(3)	$81,673
	1,260	0	$35.293	2/14/2022	1,574	(4)	$131,177
	2,940	980	$48.29	2/12/2023	2,625	(5)	$218,768
	1,576	1,574	$72.82	2/11/2024	4,200	(6)	$350,028
	875	2,625	$87.03	2/10/2025	7,500	(8)	$625,050
	0	4,200	$61.33	2/9/2026
David L. DeNinno	5600	0	$34.813	2/21/2022				15,531	$1,294,354
	3,255	1,085	$48.29	2/12/2023	1,085	(3)	$90,424
	1,576	1,574	$72.82	2/11/2024	1,574	(4)	$131,177
	875	2,625	$87.03	2/10/2025	2,625	(5)	$218,768
	0	4,200	$61.33	2/9/2026	4,200	(6)	$350,028
					12,000	(8)	$1,000,080
Stéphane Rambaud-Measson					16,867	(9)	$1,405,696

(1)	All option awards granted to the NEOs vest one-fourth per year beginning on March 1 of the year after the grant date.

(2)	This represents the aggregate number of actual performance units granted relative to the 2014-2016 long-term incentive plan, the target performance units that would be paid out upon the Company meeting financial goals relative to the 2015-2017 long-term incentive plan and the target performance units that would be paid out upon the Company meeting financial goals relative to the 2016-2018 long-term incentive plan multiplied by the fair market value of Wabtec common stock price as of December 31, 2016.

(3)	This represents the number of restricted shares of Wabtec stock that were granted in 2013 to the executive under the 2011 Stock Incentive Plan and that remain unvested as of December 31, 2016. One-fourth of this award vested on March 1, 2014, March 1, 2015, March 1, 2016 and March 1, 2017.

(4)	This represents the restricted shares of Wabtec stock that were granted in 2014 to the executive under the 2011 Stock Incentive Plan and that remain unvested as of December 31, 2016. One-fourth of this award vested on March 1, 2015, March 1, 2016 and March 1, 2017, the remaining shares will vest on March 1, 2018.

(5)	This represents the number of restricted shares of Wabtec stock that were granted in 2015 to the executive under the 2011 Stock Incentive Plan and that remain unvested as of December 31, 2016. One-fourth of this award vested on March 1, 2016 and March 1, 2017, and the remaining shares will vest in one-fourth increments on March 1, 2018, and March 1, 2019.

(6)	This represents the number of restricted shares of Wabtec stock that were granted in 2016 to the executive under the 2011 Stock Incentive Plan and that remain unvested as of December 31, 2016. One-fourth of this award vested on March 1, 2017 and the remaining shares will vest in one-fourth increments on March 1, 2018, March 1, 2019, and March 1, 2020.

(7)	This represents the number of restricted shares of Wabtec stock that were granted to the executive under the 2011 Stock Incentive Plan that remain unvested as of December 31, 2016. The entire grant of shares are subject to cliff vesting four years from the date of grant and will vest in full on May 14, 2018.

(8)	This represents the number of restricted shares of Wabtec stock that were granted to the executive under the 2011 Stock Incentive Plan that remain unvested as of December 31, 2016. The entire grant of shares are subject to cliff vesting four years from the date of grant and will vest in full on December 12, 2020.

(9)	This represents the number of restricted units of Wabtec stock that were granted to the executive under the 2011 Stock Incentive Plan that remained unvested as of December 31, 2016. The units will vest in one-fourth increments on November 30, 2017, November 30, 2018, November 30, 2019 and November 30, 2020.

Option Exercises and Stock Vested

This table provides information concerning vesting of stock, including restricted stock, restricted stock units and similar instruments, during 2016 for Wabtec’s Executive Chairman, Chief Executive Officer, Wabtec’s Chief Financial Officer and the two most highly paid executive officers, other than the Executive Chairman, Chief Executive Officer and the Chief Financial Officer on an aggregate basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Albert J. Neupaver	0	$0	62,617	$4,784,554	(2)
Raymond T. Betler	0	$0	23,557	$1,783,956	(2)
Patrick D. Dugan	0	$0	10,816	$823,310	(2)
David L. DeNinno	0	$0	12,978	$981,886	(2)
Stéphane Rambaud-Measson	0	$0	0	$0	(2)
(1)	Calculated by multiplying the number of shares of restricted stock that vested by the market price of Wabtec’s common stock on the vesting date.

(2)	This includes a payout under the 2013-2015 long-term incentive plan. Under this plan, Mr. Neupaver, Mr. Betler, Mr. Dugan, and Mr. DeNinno earned and received on March 18, 2016, a payout of 41,967, 14,072, 6,913 and 7,653 shares of Wabtec common stock, respectively, with the respective values on that date of $3,335,957, $1,118,583, $549,514 and $608,337.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2016 ($) (1)	Registrant Contributions in 2016 ($)	Aggregate Earnings in 2016 ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2016 ($) (3)
Albert J. Neupaver	$0	$0	$0	$0	$0
Raymond T. Betler	$0	$0	$0	$0	$0
Patrick D. Dugan	$0	$0	$0	$0	$0
David L. DeNinno	$0	$0	$0	$0	$0
Stéphane Rambaud-Measson	$0	$0	$0	$0	$0
(1)	These amounts are included in the Summary Compensation Table for the respective executive officers.

(2)	Includes (a) monthly accrued interest at the rate of prime plus 1% on amounts contributed to the Deferred Compensation Plan from deferral of a participant’s cash compensation, and (b) gain (or loss) in the value of the Company’s stock on amounts contributed to the Deferred Compensation Plan from deferral of a participant’s equity compensation. For more information regarding the Deferred Compensation Plan, see the discussion under “Deferred Compensation Plan” on page 24 above.

(3)	Equity awards deferred to the Deferred Compensation Plan were reported in the year of grant based on their grant date fair value. In addition, the Deferred Compensation Plan does not offer any above market rates of return to any participants and, accordingly, no amount of earnings under the Plan was reported in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

Employment Continuation Agreements with Certain Executive Officers

Wabtec entered into employment continuation agreements with senior executive officers, including the following named executive officers: Albert J. Neupaver, Raymond T. Betler, Patrick D. Dugan and David L. DeNinno, (each an “Agreement” and collectively, the “Agreements”). The purpose of the Agreements is to ensure that, in the event Wabtec is confronted with a situation that could result in a change in ownership or control of the Company, the named executive officers are provided certain financial assurances to enable them to perform the responsibilities of the position without undue distraction and to exercise judgment without bias due to personal circumstances, since continuity of management will be essential to its ability to evaluate and respond to such situation in the best interests of stockholders. Under each Agreement, if the executive is employed on the date on which a change of control, as defined in the Agreements, occurs then the executive will be entitled to remain employed by Wabtec until the 24-month anniversary of the change of control, subject to certain termination provisions. Each Agreement contains standard confidentiality and other restrictive covenants, including restrictions for a period of one year following termination of the executive’s employment on soliciting business or employees away from us or providing any services that may compete with our business.

During the employment period, the executive will (a) receive a base salary at a monthly rate at least equal to the monthly salary paid to the executive immediately prior to the change of control, (b) be afforded the opportunity to receive a cash bonus (i) on terms and conditions no less favorable to the executive than the annual cash bonus opportunity made available to the executive for the fiscal year ended immediately prior to the change of control and (ii) in an amount not less than the target cash bonus amount for the executive in the fiscal year ending immediately prior to the change of control, (c) participate in all long-term incentive compensation programs for key executives and benefit plans at a level that is commensurate with the executive’s opportunity to participate in such plans immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (d) receive vacation and fringe benefits and office and support staff at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (e) receive expense reimbursement at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive thereafter and (f) be indemnified, during and after his employment period, for claims arising from or out of the executive’s performance as an officer, director or employee of Wabtec or any of its subsidiaries, or in any other capacity while serving at the request of the Company, to the maximum extent permitted by applicable law and Wabtec’s governing documents. Wabtec is also required to maintain existing or comparable insurance policies covering such matters at a level of protection that is no less than that afforded under the Company’s governing documents in effect immediately prior to the change of control.

Death or Disability. If an executive’s employment is terminated after a change of control due to death or disability, the executive will receive only the executive’s base salary through the date of termination, any vested amounts or benefits under Wabtec’s benefit plans, including accrued but unpaid vacation and any benefits payable for death or disability under applicable plans or policies. If, after a change of control, any of the five named executive officers had terminated employment due to death at December 31, 2016, the value of the life insurance benefits payable under Wabtec’s plan to such executive would have been: Mr. Neupaver $750,000, Mr. Betler $1,350,000, Mr. Dugan $920,000, Mr. DeNinno $925,000, or, in the case of termination for disability at December 31, 2016, the value of the disability benefits under Wabtec’s plan to such executive would have been: Mr. Neupaver $0, Mr. Betler $240,000, Mr. Dugan $147,996, Mr. DeNinno $222,000. In addition to the benefits paid pursuant to the Agreements, upon a change in control, stock options become exercisable, restrictions on restricted stock lapse and performance units are deemed to have been fully earned as described under “Outstanding Stock Awards” below.

For Cause/Voluntary Termination. If, after a change of control, an executive’s employment is terminated by Wabtec for cause (as defined in the Agreements), or the executive voluntarily terminates his or her employment other than for good reason (as defined in the Agreements), the executive will receive only the executive’s base salary through the date of termination and any vested amounts or benefits under Wabtec’s benefit plans, including accrued but unpaid vacation. If, after a change of control any of the five named executive officers had been terminated by the Company for cause, or the executive voluntarily terminated his employment other than for good reason, at December 31, 2016, no benefits would have been payable to Messrs. Neupaver, Betler, Dugan, and DeNinno. In addition to benefits paid pursuant to the Agreement, upon a change in control, stock options become exercisable, restrictions on restricted stock lapse and performance units are deemed to have been fully earned under the “Outstanding Stock Awards” below.

Other than for Cause/Good Reason. If, after a change of control, an executive’s employment is terminated by Wabtec other than for cause or the executive terminates his employment for good reason the executive will receive (a) the executive’s base salary through the date of termination, (b) a cash amount equal to two times the sum of the executive’s annual base salary and the target cash bonus amount for the executive for the fiscal year ending immediately prior to the change of control, and (c) any vested benefits under Wabtec’s benefit plans, including accrued but unpaid vacation and including benefits under the 2011 Stock Incentive Plan. The executive will also be entitled to continue participation in all of Wabtec’s employee and executive welfare and fringe plans until the earlier of the 24 month anniversary of the termination date and the date the executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer. The amounts described may be subject to reduction as may be necessary to avoid characterization of amounts as “excess parachute payments” under the Internal Revenue Code. If, after a change of control, any of the five named executive officers had been terminated by the Company other than for cause, or if the executive had terminated his employment for good reason, at December 31, 2016, the value of the benefit to such executive would have been: Mr. Neupaver $3,582,200, Mr. Betler $3,322,200, Mr. Dugan $1,467,200, Mr. DeNinno $1,382,200. In

addition to the benefits paid pursuant to the Agreement, upon a change in control, stock options become exercisable, restrictions on restricted stock lapse and performance units are deemed to have been fully earned as described under “Outstanding Stock Awards” below.

Potential Change of Control. If, after the occurrence of a potential change of control, as defined in the Agreement, and prior to a change of control, (a)(i) an executive’s employment is terminated by the Company other than for cause or by the executive for good reason or (ii) the Company terminates the Agreement and (b) a change of control, which also constitutes certain changes in ownership or effective control under Section 409A of the Internal Revenue Code of 1986, as amended, occurs within one year of the termination, the executive will be deemed, solely for purposes of determining the executive’s rights under the Agreement, to have remained employed until the change of control and to have been terminated by the Company without cause immediately after the change of control. In such case, at December 31, 2016, the value of severance benefits to the executive would have been: Mr. Neupaver $3,582,200, Mr. Betler $3,322,200, Mr. Dugan $1,467,200, Mr. DeNinno $1,382,200.

Wabtec may terminate the Agreements at any time prior to the occurrence of a change of control without liability, except as may arise in circumstances relating to a potential change of control.

Employment Agreement with Mr. Rambaud-Measson

Wabtec entered into an employment agreement with Mr. Rambaud-Measson, a named executive officer, in connection with the closing of the Faiveley Transport acquisition. The employment agreement with Mr. Rambaud-Measson provides for an initial term of four years, which may be extended on the fourth anniversary of the effective date of such agreement and each anniversary thereafter, for additional one year terms unless at least 90 days prior to such anniversary, Wabtec or Mr. Rambaud-Measson delivers a written notice to the other that the employment period will not be extended. The employment agreement provides that Mr. Rambaud-Measson will serve as Executive Vice President of Wabtec and President and Chief Executive Officer of Faiveley, with such duties and responsibilities as are commensurate with such position.

During the employment period, Mr. Rambaud-Measson will (a) receive a base annual salary of €668,000, (b) be afforded the opportunity to receive a cash bonus at a target equal to 100% of annual base salary, up to a maximum target of 225%, (c) be entitled to receive restricted stock units with an annual grant date value of at least €800,000 during each year during his employment period commencing in the first calendar quarter of 2017, (d) be entitled to receive performance units with an annual target grant date value of at least €800,000 and a three-year performance period, (e) be eligible to participate in welfare and other benefit plans, practices, policies and programs, as may be in effect for senior executives of Wabtec generally, (f) receive vacation and fringe benefits and office and support staff at a level that is commensurate with his benefits as were maintained by Faiveley, (g) receive expense reimbursement for all reasonable, documented business expenses, and (h) be indemnified, during and after his employment period, for claims arising from or out of his performance as an officer, director or employee of Wabtec or any of its subsidiaries, or in any other capacity while serving at the request of the Company, to the maximum extent permitted by applicable law. To the extent Wabtec maintains insurance policies covering such matters, Mr. Rambaud-Measson will be entitled to such coverage on a basis no less favorable than coverage provided to any other Wabtec officer or director.

Death or Disability. If Mr. Rambaud-Measson’s employment is terminated due to death or disability, he will receive his base salary through the date of termination, any reimbursable business expenses, any unpaid annual cash bonus and any accrued vacation, and any vested amounts or benefits under any Wabtec benefit plan, program, policy or practice or contract or agreement of the Company. At December 31, 2016, the value of the benefit payable to Mr. Rambaud-Measson would have been $604,560. If Mr. Rambaud-Measson had terminated employment due to death at December 31, 2016, the value of the life insurance benefits payable under Wabtec’s plan to him would have been $94,045, or, in the case of termination for disability at December 31, 2016, the value of the disability benefits under Wabtec’s plan would have been $0.

Other than for Cause/Good Reason. If Mr. Rambaud-Measson’s employment is terminated by Wabtec other than for cause or by Mr. Rambaud-Measson for good reason, in addition to the same benefits payable upon termination due to death or disability (other than any insurance or disability payments), Mr. Rambaud-Measson will receive (a) a payment of two times his annual base salary and two times his target annual bonus, (b) a payment of the pro rata portion of his bonus payable for the year in which he was terminated, (c) a pro rata portion of shares of Wabtec common stock representing performance units he would have earned, (d) a payment of €388,740 if his employment is terminated prior to the first anniversary of his employment agreement, and (e) a payment of €200,000 if his employment is terminated prior to the first anniversary of his employment agreement. Payments described in clauses (a) through (e) are subject to the execution of a release by Mr. Rambaud-Measson. At December 31, 2016, the value of the benefit payable to Mr. Rambaud-Measson would have been $3,378,309.

Cause/Other than for Good Reason. If Mr. Rambaud-Measson’s employment is terminated by Wabtec for cause or he terminates his employment other than for good reason, he will receive his base salary through the date of termination, any reimbursable business expenses, any unpaid annual cash bonus and any accrued vacation, and any vested amounts or benefits under any Wabtec benefit plan, program, policy or practice or contract or agreement of the Company. At December 31, 2016, the value of the benefit payable to Mr. Rambaud-Measson would have been $604,560.

Outstanding Stock Awards

Under the 2000 Stock Incentive Plan and the 2011 Stock Incentive Plan, in instances of disability, death during employment or a Section 8 or 11 Event as defined in the Plans, respectively, which generally includes a change of control of Wabtec, all outstanding options become exercisable even if not otherwise exercisable. In addition, in the case of a Section 8 or 11 Event, all outstanding options are subject to being cashed out automatically based on the difference between the option exercise price and the value of Wabtec stock in connection with the Section 8 or 11 Event. In instances of a Section 8 or 11 Event only, all restrictions on restricted stock or restricted stock units lapse. For performance units, in instances of a Section 8 or 11 Event, all performance units are deemed to have been fully earned regardless of the attainment of performance targets. The following table provides the value of such benefits for each of our named executive officers as if the applicable event occurred on December 31, 2016:

Name	Disability	Death During Employment (1)	Section 8 or 11 Event (2)
Mr. Neupaver
Options	$643,913	$643,913	$22,538,547
Restricted Stock	—	—	$3,266,928
Performance Units(3)	—		$10,500,840
Mr. Betler
Options	$472,152	$472,152	$5,474,210
Restricted Stock	—	—	$4,210,337
Performance Units(3)	—		$8,500,680
Mr. Dugan
Options	$143,394	$143,349	$323,515
Restricted Stock	—	—	$1,406,969
Performance Units(3)	—		$2,458,530
Mr. DeNinno
Options	$147,030	$147,030	$549,448
Restricted Stock	—	—	$1,790,477
Performance Units(3)	—		$2,458,530
Mr. Rambaud-Measson
Options	$0	$0	$0
Restricted Stock	—	—	$1,405,696
Performance Units(3)	—		$0

(1)	The Compensation Committee has discretion in instances of death during employment, voluntary termination with consent and retirement to decide to pay all or part of a performance award contingent upon achievement of performance and based on a variety of factors which may result in an incremental benefit to a named executive officer. The incremental benefit would be the same as that disclosed under the column titled “Section 8 or 11 Event” if the Compensation Committee decided to pay all of the award.

(2)	Our 2011 Stock Incentive Plan does not provide for gross-up payments in the event of an excise tax liability upon a change of control. Such gross-up payments may be made under our 2000 Stock Incentive Plan. However, under our Agreements, payments to an employee upon a change of control may be subject to limitations in the event that an excise tax liability would be triggered.

(3)	Assumes maximum number of units are paid and includes units which were vested as of December 31, 2016 but were not yet paid to participants.

Director Compensation

The following table provides information concerning the compensation of our non-employee directors for the period January 1, 2016 through December 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total
Phillipe Alfroid(3)	$29,166	$58,333	$87,499
Robert J. Brooks	$70,000	$140,000	$210,000
Erwan Faiveley(3)	$29,166	$58,333	$87,499
Emilio A. Fernandez	$80,000	$140,000	$220,000
Lee B. Foster, II(4)	$80,000	$140,000	$220,000
Linda S. Harty(5)	$67,083	$116,667	$183,750
Michael W. D. Howell	$70,000	$140,000	$210,000
William E. Kassling(6)	$95,000	$140,000	$235,000
Gary C. Valade(7)	$85,000	$140,000	$225,000
Brian P. Hehir	$70,000	$140,000	$210,000
Nickolas W. Vande Steeg	$70,000	$140,000	$210,000
(1)	Reflects the aggregate grant date fair value dollar amount calculated in accordance with ASC 718 related to the awards of stock to the directors under the 1995 Non-Employee Directors’ Fee and Stock Option Plan. For the assumptions used in the calculation of this amount under ASC 718, see Note 12 of the Notes to Consolidated Financial Statements in Wabtec’s Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	The annual award of the $140,000 stock retainer was made on May 11, 2016, with each non-employee director, except for Mr. Alfroid, Mr. Faiveley and Ms. Harty, being granted 1,747 restricted shares of Wabtec common stock with a grant date fair market value of $80.14 per share.

(3)	Messrs. Alfroid and Faiveley were appointed to the Board on November 30, 2016. Each received a cash retainer of $70,000, which was prorated from the date of their appointment through May 2017. Each received a stock award of 681 restricted shares with a grant date fair market value of $85.65.

(4)	Mr. Foster elected to defer 100% of the stock retainer.

(5)	Ms. Harty was appointed to the Board on July 19, 2016. Ms. Harty received a cash retainer of $70,000, which was prorated from the date of her appointment through May 2017. Ms. Harty also received a stock award of 1,634 restricted shares with a grant date fair market value of $71.40.

(6)	Mr. Kassling serves as non-employee Lead Director.

(7)	Mr. Valade retired from the Board on October 19, 2016.

Each non-employee director receives an annual cash retainer of $70,000 and an annual stock retainer of $140,000 for their services as a director, which includes all meeting attendance. In addition, our non-employee Lead Director receives an additional annual retainer of $25,000 and our committee chairs receive additional annual retainers as follows: Compensation Committee Chairperson receives $10,000, Audit Committee Chairperson receives $15,000, and Nominating and Governance Committee Chairperson receives $10,000. All directors are reimbursed for their out of pocket expenses incurred in connection with attendance at meetings and other activities related to the board or its committees.

In addition, the non-employee directors also participate in the 1995 Non-Employee Directors’ Fee and Stock Option Plan. Under this plan as currently in effect, newly elected directors were eligible to receive a one-time award of 10,000 stock options (vesting one-third on each subsequent anniversary date). The aggregate number of stock options outstanding as of December 31, 2016 for each non-employee director under the plan is as follows: Mr. Brooks 12,000; Mr. Fernandez 24,000;

Mr. Foster 8,000; Mr. Hehir 9,500; and Mr. Kassling 16,000. No stock options were granted to the non-employee directors in 2016.

Except as described below with respect to deferral of the annual stock retainer and board members appointed after May 11, 2016, based on elections by certain directors, each non-employee director was granted 1,747 restricted shares of Wabtec common stock based on the fair market value of Wabtec stock on May 11, 2016 ($140,000). Messrs. Alfroid and Faiveley were each granted 681 restricted shares of Wabtec common stock based on the fair market value of Wabtec stock on the day of their appointment ($58,333) prorated from the date of their appointment to May 2017. Ms. Harty was granted 1,634 restricted shares of Wabtec common stock based on the fair market value of Wabtec stock on the day of her appointment ($116,667) prorated from the date of their appointment to May 2017. The 2016 stock retainer is restricted and will vest on May 11, 2017. If a director voluntarily resigns or is otherwise terminated within 12 months from the grant of the restricted shares, the director will forfeit the shares. The vesting of the 2016 stock retainer awards is also conditioned on stockholder approval of the Amended and Restated 1995 Non-Employee Directors’ Fee and Stock Option Plan. See Proposal 5 below.

In December 2009, the Board approved and adopted a Deferred Compensation Plan for executive officers and non-employee directors. Under the terms of the plan, eligible directors may defer the annual stock and/or cash retainer, provided that any deferral of the stock retainer will be subject to the same vesting and forfeiture conditions as if the stock retainer had not been deferred. Deferred amounts, including any applicable earnings credited on the deferrals, will be paid out to the director following his termination of service with the Board. During 2016, Mr. Foster elected to defer 100% of the stock retainer.

In February 2017, the Board approved changes to compensation for non-employee directors. Such changes will be effective beginning May 2017. These changes were based upon recommendations made to the Company from a benchmarking study completed by Pay Governance. Effective May 2017, each non-employee director will receive an annual cash retainer of $85,000 and an annual stock retainer of $150,000 for their services as a director, which includes all attendance at board and committee meetings. There was no change made to the additional retainer amounts paid to the Lead Director and each Committee Chairperson.

Proposal 2—Advisory (Non-Binding) Resolution Relating to the Approval of 2016 Named Executive Officer Compensation

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”), we are providing our stockholders with a non-binding vote to approve our executive compensation programs and arrangements in accordance with Section 14A of the Exchange Act.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk- taking. The overall objectives of our executive compensation program are to (i) enable us to attract, motivate and retain key executive talent essential to the achievement of our short-term and long-term business objectives; (ii) provide compensation competitive with others in our industry; (iii) reward senior executive officers in a “pay for performance” manner for accomplishment of pre-defined business goals and objectives; and (iv) align the interests of our executives with our stockholders. A significant portion of total executive compensation is variable compensation linked to corporate, business unit and individual performance. Our objective is to provide a significant portion of an executive’s total compensation in a form that is contingent upon achieving established performance goals that are intended to align the executives’ interests with those of our stockholders. In regard to compensation based on long-term performance, our objective is to provide a significant portion of such compensation in the form of equity awards.

Pursuant to the SEC rules, we are asking you to approve the 2016 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

Under the Dodd-Frank Act and the related SEC rules, your vote on this resolution is an advisory or “non- binding” vote. This means that the purpose of the vote is to provide stockholders with a method to give their opinion to the Board of Directors of Wabtec about certain issues, like executive compensation. None of the Board, its committees or Wabtec is required by law to take any action in response to the stockholder vote. However, the Board values our stockholders’ opinions, and the Board intends to evaluate the results of the 2017 vote carefully when making future decisions regarding compensation of the named executive officers. The stockholder advisory vote in connection with our 2016 annual meeting received approximately 97.5% approval by our stockholders, indicating strong support of our compensation programs and policies. We believe that providing our stockholders with an advisory vote on our executive compensation program will further enhance communication with our stockholders, and it meets our obligations under the Dodd-Frank Act and the SEC’s rules.

Vote Required

This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal. Because the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.

The Board recommends that you approve the following resolution:

RESOLVED, that the stockholders approve the 2016 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

The Board recommends you vote FOR the approval of the 2016 compensation of our named executive officers, as disclosed in this proxy statement pursuant to Regulation S-K of the SEC.

Proposal 3—Advisory (Non-Binding) Vote on How Often the Company Should Conduct the Frequency of a Stockholder Advisory Vote on Named Executive Officer Compensation

The Dodd-Frank Act requires public companies to provide their stockholders with a non-binding vote to advise the company as to how often stockholders believe the company should conduct a stockholder advisory vote on executive compensation, which we refer to as “say-on-pay.” In accordance with the SEC’s rules, stockholders must have the ability to vote on one of four alternatives concerning how frequently the company should have a say-on-pay vote: every year, every two years, every three years or abstain from voting. This advisory vote on the frequency of the say-on-pay vote is required to be held every six years. At the 2011 annual meeting of stockholders, the Board of Directors recommended, and a majority of stockholders who cast a vote approved, holding the say-on-pay vote annually. Consistent with this recommendation, since 2011, we have held the say-on-pay vote on an annual basis. This year, we are holding another advisory vote on the frequency of the say-on-pay vote in accordance with Section 14A of the Exchange Act.

The Board of Directors continues to believe that an annual advisory vote on executive compensation provides valuable feedback, allowing stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation fosters strong communication from our stockholders and is consistent with our efforts to seek input from, and engage in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. Similarly, it provides regular input to the Board and the Compensation Committee about how stockholders view the company’s compensation practices and policies.

Under the Dodd-Frank Act and the related SEC rules, this vote is an advisory or “non-binding” vote. The purpose of an advisory vote is to provide stockholders with a mechanism to provide input to the Board of Directors of Wabtec about certain issues like this. None of the Board, its committees or Wabtec is required by law to act or otherwise implement the time period receiving the favorable vote of a majority of shares present and entitled to vote on the matter. In fact, the Board is permitted to choose to hold a say-on-pay vote on a different schedule. However, the Board values our stockholders’ opinions and will take into account the results of this vote in determining how often the company should conduct a stockholder advisory vote on executive compensation.

Vote Required

The option of one year, two years or three years that receives the vote of a majority of shares present and entitled to vote on the matter will be the frequency for the advisory vote on named executive officer compensation that has been selected by the stockholders. An abstention will have the same effect as a vote against each frequency.

Unlike the other proposals included on the proxy card, you have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal.

The Board recommends that you select 1 YEAR to advise the Board how often Wabtec should conduct a stockholder advisory vote on named executive officer compensation.

Proposal 4—Amendment and Restatement of the 2011 Stock Incentive Plan, including material terms of the performance goals under the Plan

Background

On March 22, 2017, the Board approved, subject to stockholder approval, the amendment and restatement of the Company’s 2011 Stock Incentive Plan (the “Amended and Restated Plan”). If the Amended and Restated Plan is approved by our stockholders, it will authorize the issuance of an additional 1,000,000 shares.

The Board recommends that stockholders approve the Amended and Restated Plan. The purposes of the Amended and Restated Plan are to encourage eligible employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the Company’s common stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries.

Stockholder approval of the Amended and Restated Plan will also enable the Company to design both cash-based and equity-based awards intended to be fully deductible as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Under Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Section 162(m), the material terms of the performance goals generally include (a) the individuals eligible to receive compensation upon achievement of performance goals, (b) a description of the business criteria on which the performance goals may be based, and (c) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the Amended and Restated Plan, stockholders also will be approving the material terms of the performance goals under the Amended and Restated Plan. The material terms of the performance goals for the Amended and Restated Plan are disclosed below under “Summary of the Amended and Restated Plan.” Although stockholder approval of the Amended and Restated Plan will provide flexibility to grant awards under the Amended and Restated Plan that qualify as “performance-based” compensation under Section 162(m), we retain the ability to grant awards under the Amended and Restated Plan that do not qualify as “performance-based” compensation under Section 162(m).

Summary of the Amended and Restated Plan

The principal features of the Amended and Restated Plan are summarized below. The following summary of the Amended and Restated Plan does not purport to be a complete description of all of the provisions of the Amended and Restated Plan. It is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is attached to this proxy statement as Annex A. Except as noted below, the terms of the Amended and Restated Plan are substantially similar to the terms of the 2011 Stock Incentive Plan as originally approved by our stockholders and as subsequently further approved by our stockholders at the 2016 Annual Meeting.

Number of Authorized Shares and Share Counting. Under the 2011 Stock Incentive as originally adopted, stockholders authorized awards on up to (i) 3,800,000 shares of our common stock (after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013), plus (ii) any shares which remained available for grant under the Company’s 2000 Stock Incentive Plan as of the original effective date of the 2011 Stock Incentive Plan (also after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013). If the Amended and Restated Plan is approved by our stockholders, an additional 1,000,000 shares will be added to this share pool.

To the extent that any award is forfeited, or any option and tandem SAR (if any) or any free-standing SAR terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of common stock subject to such awards will again be available for awards under the Amended and Restated Plan. Awards granted in assumption of or in substitution for awards previously granted by an acquired company will not count against the aggregate number of shares of stock available for grant under the Amended and Restated Plan.

If the exercise price of any stock option and/or the tax withholding obligations relating to any awards are satisfied by delivering shares or withholding shares relating to such award, the gross number of shares subject to the award will nonetheless be deemed to have been granted for purposes of the Amended and Restated Plan and any shares which are delivered back to the Company will not be added to the aggregate number of shares for which awards may be made under the Amended and Restated Plan. If shares of common stock are issued upon the exercise of a stock appreciation right (or SAR), all shares subject to the SAR are counted regardless of the number of shares issued upon exercise. In no event will shares repurchased by the Company with the proceeds of option exercises or otherwise be added back to the share pool.

Administration. The Amended and Restated Plan will be administered by a Committee appointed by the Board of Directors, which is at present the Compensation Committee (the “Committee”).

Subject to the provisions of the Amended and Restated Plan, the Committee has full and final authority, in its discretion, to make awards under the Amended and Restated Plan, and to determine the employees to whom each award is made and the number of shares covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each award, the Committee considers the position and responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Committee may deem relevant.

The Committee also has the power to interpret the Amended and Restated Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Amended and Restated Plan as it deems necessary and advisable in its administration of the Amended and Restated Plan.

Eligibility. Awards may be granted under the Amended and Restated Plan to employees of the Company and its subsidiaries as selected by the Committee. As of March 17, 2017, based on current grant practices, approximately 250 individuals were eligible to receive awards under the Amended and Restated Plan, including all executive officers.

Types of Awards. The Amended and Restated Plan permits the granting of any or all of the following types of awards:

•

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

•

Stock Appreciation Rights. The Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Amended and Restated Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee. The Committee may award common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, common stock, including but not limited to, unrestricted stock or dividend equivalents. Any such award shall be subject to such terms and conditions as established by the Committee.

•

Performance Units. Performance units may be granted by the Committee either alone or in addition to other awards under the Amended and Restated Plan and subject to the satisfaction of performance goals specified by the Committee. Performance units may be share-based or cash-based, including annual incentive awards. The Committee may select periods during which the performance goals chosen by the Committee are measured for the purpose of determining the extent to which a performance unit has been earned. The Committee decides whether the performance goals have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination. Performance units will not have any voting rights and holders of performance units will not be shareholders of the Company unless and until shares of common stock are issued. Performance units generally may not be transferred by a participant.

Other Terms of Options and SARS. Unless the Committee determines otherwise, the following provisions of this paragraph will apply in the event of any termination of employment. If the employment of a participant who is not a Disabled Participant (as defined in the Amended and Restated Plan) is voluntarily terminated with the consent of the Company or a participant retires under any retirement plan of the Company or a subsidiary (i) any then outstanding incentive stock option held by the participant is exercisable (but only to the extent the stock option was exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or within three months after the date of termination of employment, whichever is the shorter period, and (ii) any non-statutory stock option or SAR held by the participant is exercisable (but only to the extent the stock option or SAR was exercisable immediately prior to the termination of employment of the participant) at any time prior to the expiration of the stock option or SAR or within one year after the date of termination of employment, whichever is the shorter period. If the employment of any participant is voluntarily terminated with such consent and such termination occurs because the participant is a Disabled Participant, any then outstanding stock option or SAR held by the participant is exercisable in full (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or SAR or within one year after the date of termination of employment, whichever is the shorter period. In the event of the death of a participant during employment, any then outstanding stock option or SAR is exercisable in full (whether or not so exercisable immediately prior to the death of the participant) by the person or persons entitled to do so under the will of the participant or, if the participant shall fail to make testamentary disposition of the stock option or SAR or shall die intestate, by the legal representative of the participant, in either case at any time prior to the expiration of the stock option or SAR or within one year after the date of death, whichever is the shorter period. In the event of the death of a participant after termination of employment during a period when a stock option or SAR is exercisable, any outstanding stock option or SAR held by the participant at the time of death is exercisable by the person or persons entitled to do so under the will of the participant or by the legal representative of the participant (but only to the extent the stock option or SAR was exercisable immediately prior to the death of the participant) at any time prior to the expiration of the stock option or SAR within one year after the date of death, whichever is the shorter period. If the employment of any participant terminates for any other reason, unless the exercise period of a stock option or SAR following termination of employment has been extended upon the occurrence of one or more of the events described under “Additional Rights in Certain Events” below, the rights of the participant under any then outstanding stock option or SAR terminate at the time of such termination of employment.

Unless the Committee, in its discretion, otherwise determines, no stock option or SAR granted under the Amended and Restated Plan is transferable other than by will or by the laws of descent and distribution, and a stock option or SAR may be exercised during a participant’s lifetime only by the participant. If the Committee determines that such an award is transferable it may do so only to the extent that such transfer is made without the payment of value or consideration to the participant.

Repricing Prohibited. The Amended and Restated Plan prohibits repricing of options or SARs without further shareholder approval. Repricing means the grant of a new option or SAR in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or repurchase of an option or SAR at a time when grant price is greater than the fair market value of the common stock or any action that would be treated, for accounting purposes, as a repricing. The grant of a substitute award under the anti-dilution and anti-enlargement provisions explained under “Miscellaneous,” below, is not a repricing.

Performance-Based Compensation under Section 162(m). Under Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our chief financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is not subject to the $1 million limit.

•

Performance Goals and Criteria. The Amended and Restated Plan updates the performance goals that may be used for purposes of meeting the performance-based compensation exception under Section 162(m). If the Committee intends to qualify an award under the Amended and Restated Plan as performance-based compensation under Section 162(m), the performance goals selected by the Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria: (i) cash flow; (ii) earnings per share; (iii) earnings or income measures (including EBIT and EBITDA)); (iv) return measures (including return on assets, capital, invested capital, equity, sales, or revenue); (v) total shareholder return; (vi) share price performance; (vii) revenue; (viii) profit margin; (ix) customer metrics (including customer satisfaction, customer retention, or customer profitability); (x) productivity; (xi) expense targets; (xii) market share; (xiii) cost control measures; (xiv) balance sheet metrics; (xv) strategic initiatives; (xvi) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel, employee satisfaction or diversity; (xvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xviii) debt levels or reduction or debt ratios; (xix) operating efficiency; (xx) working capital targets; (xxi) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; (xxii) environmental missions improvement; (xxiii) innovation as measured by a percentage of sales from new products; (xxiv) safety performance; (xxv) number of accounts; or (xvi) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, or operating income). Any business criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m), at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

Performance goals may, in the discretion of the Committee, be established on a company- wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices or based on year-over-year growth.

The Committee may adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Company’s SEC filings. For awards intended to meet the performance-based compensation exception under Section 162(m), adjustments are intended to be made in a manner consistent with the requirements of Section 162(m).

In addition, compensation realized from the exercise of options and SARs granted under the Amended and Restated Plan is intended to meet the requirements of the performance-based compensation exception under Section 162(m). These awards must have an exercise price equal at least to fair market value at the date of grant, are granted to covered individuals by a Human Resources and Compensation Committee consisting of at least two outside directors, and the Amended and Restated Plan limits the number of shares that may be the subject of awards granted to any individual during any calendar year.

•

Limitations. The Amended and Restated Plan updates the individual award limits for purposes of meeting the performance-based compensation exception under Section 162(m). A participant may not be granted in any calendar year (i) stock options and SARs: 600,000 shares; and (ii) all awards of restricted stock, restricted stock units, share-based performance units and other stock-based awards that are intended to meet the performance-based compensation exception under Section 162(m): 600,000 shares. The maximum amount of cash-based performance unit awards intended to meet the performance-based compensation exception under Section 162(m) granted to any participant in any calendar year will not exceed the following: (x) any cash-based performance unit award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the award as approved by the Committee (an “annual incentive award”): $5,000,000; and (y) all other cash-based performance unit awards: $5,000,000.

Additional Rights in Certain Events. The Amended and Restated Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and SARs, for the lapse of the restrictions on restricted share awards, and for the vesting of restricted stock units and performance units upon the occurrence of one or more events described in Section 11 of the Amended and Restated Plan (“Section 11 Events”). Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 30% or more of the voting power of the Company, (ii) at any time less than 51% of the members of the Board of Directors are persons who were either directors on March 28, 2011 or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors on March 28, 2011 or who were so approved, or (iii) the consummation of a merger, consolidation, share exchange, sale of assets or similar action, as a consequence of which the former shareholders of the Company will thereafter own less than a majority of the voting power of the surviving or acquiring corporation.

Unless the agreement or an amendment thereto otherwise provides, but subject to certain participants described in Section 11 of the Amended and Restated Plan, notwithstanding any other provision contained in the Amended and Restated Plan, upon the occurrence of any Section 11 Event (i) all outstanding stock options and SARs become immediately and fully exercisable whether or not otherwise exercisable by their terms, (ii) all stock options and SARs held by a participant whose employment with the Company or a subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death are exercisable for a period of three years from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation rights, (iii) all restrictions applicable to restricted stock awards under the Amended and Restated Plan which have not previously lapsed will lapse regardless of the scheduled lapse of such restrictions and (iv) all restricted stock units and performance units are considered to be earned and payable in full, any vesting conditions are considered to have been satisfied, and such restricted stock units and performance units will be settled in cash as promptly as is practicable after the Section 11 Event.

Miscellaneous. The Board of Directors may alter or amend the Amended and Restated Plan at any time except that, without approval of the shareholders of the Company, no alteration or amendment may (i) increase the maximum aggregate number of shares of common stock for which awards may be made under the Amended and Restated Plan, (ii) make any changes in the class of employees eligible to be granted awards under the Amended and Restated Plan, (iii) change the maximum number of shares as to which awards may be made to any participant under the Amended and Restated Plan, (iv) change the maximum amount that may be paid or distributed to any participant in any one calendar year under the Amended and Restated Plan pursuant to a grant of performance units or other stock-based awards, (v) change the restrictions regarding repricing explained above, (vi) change the option price or base price of any SAR permitted under the Amended and Restated Plan, (vii) be made if stockholder approval of the amendment is at the time required for awards under the Amended and Restated Plan to qualify for the exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any other stock exchange on which the common stock may then be listed or (viii) be made to the extent such approval is needed for awards intended to qualify for the performance-based compensation exception under Section 162(m). In addition, no alteration or amendment of the Amended and Restated Plan may, without the written consent of the holder of any award theretofore granted under the Amended and Restated Plan, adversely affect the rights of such holder with respect thereto.

The Board of Directors may also terminate the Amended and Restated Plan at any time, but termination of the Amended and Restated Plan would not terminate any outstanding awards granted under the Amended and Restated Plan or cause a revocation or forfeiture of any restricted stock award under the Amended and Restated Plan.

The Amended and Restated Plan contains anti-dilution and anti-enlargement provisions providing for adjustment or substitution in the shares available for awards under the Amended and Restated Plan, in the various maximum limitations on awards under the Amended and Restated Plan, in the number of shares covered by outstanding awards under the Amended and Restated Plan and in the exercise price of outstanding awards in certain events, including mergers, consolidations, acquisitions of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a subsidiary, extraordinary dividend, stock dividend, stock split, revenue stock split, reorganization, share combination or recapitalization.

Awards to a participant may, in the Committee’s sole discretion at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such awards, be cancelled, suspended or required to be repaid to the Company if the participant (i) competes with the Company or its subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or certain others to cease doing business with the Company or its subsidiaries, or interferes with the Company’s or any of its subsidiaries’ relationships with such customer, supplier, licensee or other person, (iii) solicits employees to leave the employment of the Company or its subsidiaries or interferes with their employment relationship, or (iv) defames or disparages the Company, its subsidiaries or certain related persons. Unless the agreement related to an award or an amendment otherwise provides, these provisions do not apply following the occurrence of one or more of the events described under “Additional Rights in Certain Events” above.

The Amended and Restated Plan contains provisions intended to comply with both Section 409A of the Internal Revenue Code (related to deferred compensation). The Committee may establish procedures allowing payment of an award to be deferred, provided any deferral is consistent with Section 409A of the Internal Revenue Code. In such cases of deferral, the participant may be entitled to receive interest or dividends, or their equivalents, with respect to shares covered by the award, except in the case of unearned performance units or performance share units.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the Amended and Restated Plan generally applicable to the Company and to participants in the Amended and Restated Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Units. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash- based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code such as Section 162(m).

Section 409A. We intend that awards granted under the Amended and Restated Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended and Restated Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended and Restated Plan until all tax withholding obligations are satisfied.

New Plan Benefits

The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Amended Plan are not presently determinable. As a result of the discretionary nature of the Amended and Restated Plan, it is not possible to state who the participants in the Amended and Restated Plan will be in the future or the number of options or other awards to be received by a person or group.

As of March 17, 2017, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the current 2011 Stock Incentive Plan: Mr. Neupaver 109,600; Mr. Betler 65,040; Mr. Dugan 20,930; Mr. DeNinno 24,290; Mr. Rambaud-Measson 0; all current executive officers as a group - 219,860; all current directors who are not executive officers as a group - 0; each nominee for election as a director - 0; each associate of any of such directors, executive officers or nominees - 0; each other person who received 5% of the options - 0; and all employees of the Company, including all current officers who are not executive officers, as a group, 491,875. The closing price per share of our common stock as reported by the New York Stock Exchange on March 17, 2017 was $77.33.

Equity Compensation Plan Information

This table provides aggregate information as of December 31, 2016 concerning equity awards under Wabtec’s compensation plans and arrangements.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	1,098,823	$35.39	2,469,849
Equity compensation plans not approved by shareholders	—	—	—

Total	1,098,823	$35.39	2,469,849

Vote Required

This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal. Because the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.

The Board recommends you vote FOR the approval of the Amended and Restated 2011 Stock Incentive Plan.

Proposal 5—Amendment and Restatement of the 1995 Non-Employee Directors’ Fee and Stock Option Plan

Background

The Company sponsors the 1995 Non-Employee Directors’ Fee and Stock Option Plan (the “Director Plan”), which was last approved by our stockholders at the 2006 Annual Meeting. On March 22, 2017, the Board approved, subject to stockholder approval, the amendment and restatement of the Director Plan (the “Amended and Restated Director Plan”). If the Amended and Restated Director Plan is approved by our stockholders, it will:

•	extend the expiration date of the plan by ten years, until May 10, 2027, and

•	authorize the issuance of an additional 100,000 shares.

In addition, the vesting of stock awards made under the Director Plan in connection with the 2016 Annual Meeting was conditioned on stockholder approval of the Amended and Restated Director Plan. The Amended and Restated Director Plan also includes amendments to the Director Plan to better reflect current compensation practices for our non-employee directors.

The principal features of the Amended and Restated Director Plan are summarized below. The following summary of the Amended and Restated Director Plan does not purport to be a complete description of all of the provisions of the Amended and Restated Director Plan. It is qualified in its entirety by reference to the complete text of the Amended and Restated Director Plan, which is attached to this proxy statement as Annex B. Except as noted above, the terms of the Amended and Restated Director Plan are substantially similar to the terms of the Director Plan as approved by our stockholders at the 2006 Annual Meeting.

General

The purposes of the Amended and Restated Director Plan are to:

•	provide each non-employee director compensation (referred to as director fees) for future services to be performed as a member of the Board,
•	promote the long-term success of the company by creating a long-term mutuality of interests between the non-employee directors and the shareholders of the company,

•	provide an additional motivation for non-employee directors and improve their retention, and

•	provide us a way to attract able persons as directors of Wabtec.

Eligibility

Only non-employee directors are eligible to participate in the Amended and Restated Director Plan. There are currently ten non-employee directors eligible to participate in the plan. The plan provides for director fees in the form of stock awards and nonqualified stock options.

Shares Available and Plan Term

An aggregate of 1,000,000 shares of Wabtec common stock (after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013) may be granted as payment to non-employee directors for director fees and stock options under the Director Plan. As of December 31, 2016, 135,308 shares remained available for awards under the Director Plan. If the Amended and Restated Director Plan is approved by our stockholders, an additional 100,000 shares will be added to this share pool.

If any option granted under the plan is canceled by mutual consent, is forfeited or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Amended and Restated Director Plan.

Unless earlier terminated, the term of the Amended and Restated Director Plan will expire on May 10, 2027. No awards may be made after the expiration date, but any awards made before the expiration date will remain outstanding in accordance with their terms.

Director Fees

Each non-employee director will receive a portion of his or her director fees in the form of a grant of shares of common stock based on a dollar amount to be determined by the Board from time to time. This amount is $150,000 for the 2017 Annual Meeting. The grant is made on the first business day following the annual meeting of stockholders to the non-employee directors as of that date, with the number of shares determined by dividing the specified dollar amount by the fair market value of a share of common stock on the applicable date, rounded up to the next whole share. A non-employee director who is first appointed to the Board other than at an annual meeting of the stockholders will receive a prorated award (based on the time to be served until the next annual meeting of stockholders), granted as of the date of appointment. The committee administering the Amended and Restated Director Plan (presently the Compensation Committee) has the authority to modify the dollar amount or the number of shares to be paid as a portion of director fees and the date of any such payment.

Stock Options

Terms.

The Board may determine to grant nonqualified stock options to non-employee directors under the Amended and Restated Director Plan at such times, in such amounts and on such terms as the Board may determine from time to time.

The option price for each option will be 100% of the fair market value on the date of grant. Fair market value is the average of the high and low sales prices of Wabtec common stock quoted on the NYSE-Composite Transactions listing of The Wall Street Journal for the applicable date.

No stock option shall be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part. Stock options may be subject to such restrictions as are determined in its discretion by the committee.

If an optionee ceases to be a non-employee director because he or she is removed without cause or because his or her term lapses and he or she is not re-nominated for a new term, outstanding stock options held by the optionee will be exercisable in accordance with the normal vesting schedule and will remain exercisable until the expiration date. If a non-employee director is removed from office for cause, the options will become exercisable by the optionee within 90 days after removal or the expiration date, if the options were exercisable prior to removal. If an optionee dies during or after service as a non-employee director, the optionee’s legal representative may exercise options within the shorter of one year from death or the expiration date, even if the options were not exercisable prior to death. If a non-employee director resigns from the Board or is nominated for re-election but fails to win for re-election, the optionee may exercise its options at any time prior to the expiration date, if the options were exercisable while the non-employee director served in such capacity.

Payment of Option Price. The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the option may pay the option price in whole or in part by delivering to the company shares of Wabtec common stock with a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased. Any portion of the option price representing a fraction of a share must be paid in cash.

Miscellaneous

Grants and awards under the plan will be confirmed by an agreement between Wabtec and the non-employee director. Consent of a holder is necessary to adversely affect his or her rights. Only a participant can exercise an option during his or her life. No stock option granted under the plan is transferable other than by will or by the state laws of distribution.

Nothing in the plan, in any director fee paid or stock option granted under the plan, or in any stock option agreement shall confer any right to any person to remain as a director of the Company or interfere in any way with your rights or the rights of the Board to elect and remove directors.

The Board may alter or amend the plan at any time except that no amendment of the plan may:

•

be made without your approval if your approval of the amendment is required at that time in order for stock issued for director fees or stock options under the plan to qualify for the exemption from Section 16(b) of the Exchange Act, or

•	otherwise amend the plan in any manner that would cause stock issued for director fees or stock options under the plan not to qualify for the exemption provided by Rule 16b-3.

The Board may also terminate the plan at any time, but termination of the plan would not terminate any outstanding stock options granted under the plan. The Board also has the power to amend the plan in any manner deemed necessary or advisable for stock issued for director fees or stock options granted under the plan to qualify for the exemption provided by Rule 16b-3, and any such amendment will, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the plan notwithstanding any contrary provisions contained in any stock option agreement.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the Amended and Restated Director Plan generally applicable to the Company and to participants in the Amended and Restated Director Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Director Fees. Generally, the fair market value of shares of Wabtec common stock received by a non-employee director in payment of director fees constitutes taxable compensation to the non-employee director on the date the shares of common stock are payable to the non-employee director. For tax purposes, the fair market value of the shares is determined as of the date the shares are payable to the non-employee director.

Any dividends paid in respect of shares of Wabtec common stock received by a non-employee director in payment of director fees generally constitute taxable dividend income on the date on which the dividends are received by the non-employee director.

If a non-employee director sells shares of Wabtec common stock received in payment of director fees, the difference between the amount realized on the sale and the non-employee director’s tax basis in the shares sold generally is taxed as a capital gain or a capital loss, which is long-term or short-term depending upon the holding period of the shares sold. In determining how long shares have been held, the holding period generally begins on the day following the date on which the shares of Wabtec common stock are payable to the non-employee director.

A non-employee director’s tax basis in shares received in payment of director fees is equal to the amount recognized as compensation income by the director with respect to the receipt of such shares.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option. Special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Consequences to the Company. In each instance that an amount is treated as compensation received by a non-employee director for director fees and nonqualified stock options, Wabtec generally is entitled to a corresponding deduction in the same amount for compensation paid.

New Plan Benefits

The vesting of grants of stock made under the Director Plan in connection with the 2016 Annual Meeting was conditioned on stockholder approval of the Amended and Restated Director Plan. In addition, each non-employee director who is serving as a non-employee director immediately after the 2017 Annual Meeting will receive a grant of stock under the Amended and Restated Directed Plan valued at $150,000, as described above. If the stockholders approve the Amended and Restated Director Plan, an aggregate of 16,972 shares that had been granted in connection with the 2016 Annual Meeting will become vested, and an aggregate of $1,500,000 in director fees will be paid as stock awards in connection with the 2017 Annual Meeting.

See “Director Compensation” for information about outstanding stock options granted under the Director Plan held by current non-employee directors as of December 31, 2016. The closing price per share of our common stock as reported by the New York Stock Exchange on March 17, 2017 was $77.33.

Vote Required

This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal. Because the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.

The Board recommends you vote FOR the approval of the Amended and Restated 1995 Non-Employee Directors’ Fee and Stock Option Plan.

Proposal 6—Ratify Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017. Although you are not required to ratify this appointment, we ask that you do. If you do not, we will reconsider our choice. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2016. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders to answer appropriate questions and make a statement if he or she so desires.

Vote Required

This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal.

Because the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.

The Board recommends you vote FOR this proposal.

Fees to the Independent Registered Accounting Firm

The following table shows the aggregate fees for services provided by Ernst & Young LLP for the fiscal years ended December 31, 2016 and December 31, 2015:

	2016	2015
Audit Fees	$2,802,472	$2,549,061
Audit-Related Fees	$160,659	$36,612
Tax Fees	$505,141	$305,635
All Other Fees	$110,882	$334,472

Total Fees	$3,579,154	$3,225,780

Audit Fees

Audit fees include fees for audit services in connection with Wabtec’s annual financial statements, review of financial statements included in Wabtec’s quarterly reports on Form 10-Q and SEC filings, audit of internal control over financial reporting and statutory filings.

Audit-Related Fees

Audit-related fees include fees for services primarily related to comfort letters, consents and other services related to Securities and Exchange Commission filings.

Tax Fees

Tax fees include fees for services related to tax compliance, including tax return preparation and tax planning.

All Other Fees

This category includes the aggregate fees billed for products and services provided by the independent accountants that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” In 2016 and 2015, we were billed fees under this category for due diligence services performed in connection with the Company’s acquisition of Faiveley Transport, S.A. The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Ernst & Young LLP in 2015 and 2016 and determined that such services and fees are compatible with the independence of Ernst & Young LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit

Committee. All other permitted services are also pre- approved by the Audit Committee.

The Audit Committee has delegated its pre-approval authority to its Chairman if the fee to be approved does not exceed $100,000.

All services provided by Ernst & Young LLP for fiscal year 2016 were pre-approved by the Audit Committee.

Business Relationships and Related Party Transactions

Pursuant to the terms of Wabtec’s amended and restated by-laws, William E. Kassling and Emilio A. Fernandez will be nominated to be members of the Board so long as each person is able and willing to serve and each person beneficially owns a certain percentage of Wabtec common stock. Pursuant to the terms of Stephane Rambaud-Measson’s employment agreement, if Mr. Rambaud-Measson is not appointed to the Board of Directors of Wabtec in May , 2017, Mr. Rambaud-Measson may terminate his employment with Wabtec for Good Reason (as defined in the employment agreement). Pursuant to the terms of a shareholders’ agreement entered into at the time of the acquisition of Faiveley Transport, S.A., two directors, Erwan Faiveley and Philippe Alfroid, who were designated by the Faiveley shareholders, were appointed to the Board and will continue to be nominated to the Board so long as the Faiveley shareholders beneficially own a certain percentage of Wabtec common stock. In addition, pursuant to the terms of such shareholders’ agreement, Mr. Rambaud-Measson was appointed as an observer to the Board.

Related Party Transaction Approval Policy. Our board of directors has adopted written Related Party Transaction Policies and Procedures, a copy of which is available on Wabtec’s website at http://www.wabtec.com. Under this policy the Nominating and Corporate Governance Committee must review and approve in advance all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC. If advance approval is not feasible, the Nominating and Corporate Governance Committee must approve or ratify the transaction at its next scheduled meeting. Transactions required to be disclosed pursuant to Item 404 include any transaction between Wabtec and any officer, director or certain affiliates of Wabtec that has a value in excess of $120,000. In reviewing related party transactions, the Nominating and Corporate Governance Committee evaluates all material facts about the transaction, including the nature of the transaction, the benefit provided to Wabtec, whether the transaction is on commercially reasonable terms that would have been available from an unrelated third-party and any other factors necessary to its determination that the transaction is fair to Wabtec.

Other Information

Code of Ethics

Wabtec has adopted a Code of Ethics for executive officers that includes the provisions required under applicable SEC regulations for a code of ethics. A copy of the Code of Ethics for executive officers is posted on our website at http://www.wabtec.com. In the event that we make any amendments to or waivers from this code, we will disclose the amendment or waiver and the reasons for such on our website.

Other Corporate Governance Information

Wabtec has adopted Corporate Governance Guidelines and a Code of Conduct that is applicable to all directors, officers and employees, each of which includes the provisions required under the NYSE regulations. Copies of our Corporate Governance Guidelines and Code of Conduct are posted on our website at http://www.wabtec.com.

Other Business

We do not expect any business to come before the annual meeting other than the proposals described in this proxy statement. If other business is properly raised, your proxy authorizes its holder to vote according to their best judgment.

Communication with the Board

The Board provides a process for interested parties to send communications to the Board or any of the directors of Wabtec. Communications to the Board or any director should be sent c/o the Secretary of Wabtec, 1001 Air Brake Avenue, Wilmerding, PA 15148. All such communications will be compiled by the Secretary of Wabtec and submitted to the Board or the individual director at the next regularly scheduled meeting of the Board. Interested parties may also communicate directly with the non-employee directors at the email address nonmanagementdirectors@wabtec.com.

Expenses of Solicitation

Officers and employees may solicit proxies in person by telephone or facsimile. Wabtec pays no costs for proxy solicitation to any third party. Wabtec will pay approximately $15,000 to Wells Fargo Shareowner Services and certain third parties for sending the Notice, providing the Internet site for our proxy materials and providing proxy materials to any stockholder who requests them. We will also reimburse other nominees, custodians or fiduciaries who forward these materials to stockholders for their reasonable expenses in doing so.

Stockholder Proposals for Next Year

To be included in the proxy for the 2018 annual meeting, stockholder proposals must be submitted by December 1, 2017. Only proposals submitted on time may be eligible for inclusion in our proxy statement.

Our amended and restated by-laws require that notice of business to be properly brought before the 2018 annual meeting of stockholders must be submitted to us between December 1, 2017 and January 30, 2018. Only matters for which we receive timely notice may be brought before the 2018 annual meeting.

Stockholder proposals to be brought before the 2018 annual meeting should be sent c/o the Secretary of Wabtec, 1001 Air Brake Avenue, Wilmerding, PA 15148.

By order of the Board of Directors,

David L. DeNinno

Executive Vice President, General Counsel and Secretary

Annex A

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

2011 STOCK INCENTIVE PLAN

(as amended and restated effective May 10, 2017)

SECTION 1

Purpose; Definitions

1.1 Purpose. The purposes of the 2011 Stock Incentive Plan, as amended and restated effective May 10, 2017 (the “Plan”), are to encourage eligible employees of Westinghouse Air Brake Technologies Corporation (the “Corporation”) and its Subsidiaries to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employ of the Corporation or one of its Subsidiaries.

1.2 Certain Definitions. In addition to terms defined herein in a place where they are used, the following terms are defined as set forth below:

(a) “Award” means a stock option, a stock appreciation right, restricted stock, restricted stock units, performance units or other stock-based award granted under the Plan.

(b) “Base Price” shall have the meaning set forth in Section 5.3.

(c) “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Corporation.

(d) “Fair Market Value” with respect to a share of the Common Stock shall mean the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in such reliable publication as the Committee, in its sole discretion, may determine to rely upon: (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the NASDAQ Exchange or the principal United States of America securities exchange registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) on which the Common Stock is listed. If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this definition. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date as of which Fair Market Value is to be determined, the Committee shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable to an Award, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(e) “Free-Standing SARs” shall have the meaning set forth in Section 5.2.

(f) “Participant” means an eligible employee selected by the Committee who has received an Award under the Plan and any transferee or transferees of such employee to the extent the transfer is permitted under the Plan.

(g) “Performance Goals” means the performance goals, if any, established by the Committee in connection with the grant of restricted stock, restricted stock units, performance units or other Awards. In the case of Qualified Performance-Based Awards, the “Performance Goals” means such performance goals based on one or more of the following: (i) cash flow; (ii) earnings per share; (iii) earnings or income measures (including EBIT and EBITDA)); (iv) return measures (including return on assets, capital, invested capital, equity, sales, or revenue); (v) total shareholder return; (vi) share price performance; (vii) revenue; (viii) profit margin; (ix) customer metrics (including customer satisfaction, customer retention, or customer profitability); (x) productivity; (xi) expense targets; (xii) market share; (xiii) cost control measures; (xiv) balance sheet metrics; (xv) strategic initiatives; (xvi) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel, employee satisfaction or diversity; (xvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xviii) debt levels or reduction or debt ratios; (xix) operating efficiency; (xx) working capital targets; (xxi) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; (xxii) environmental missions improvement; (xxiii) innovation as measured by a percentage of sales from new products; (xxiv) safety performance; (xxv) number of accounts; or (xvi) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, or operating income). Any business criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m), at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. Performance Goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance Goals may be absolute or relative (to the performance of one or more comparable companies or indices or based on year-over-year growth).

(h) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.

(i) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain of entities beginning with the Corporation if each of the entities other than the last entity in the unbroken chain owns an equity interest possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

(j) “Tandem SARs” shall have the meaning set forth in Section 5.2.

SECTION 2

Administration

2.1 Committee. The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Corporation (the “Board”) and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are (a) “Non-Employee Directors” as then defined under Rule 16b-3 under the 1934 Act, or any successor rule, (b) “outside directors” under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the “Code”) or any successor provision, and (c) independent directors under the applicable rules of any applicable stock exchange, if the Common Stock is subject to such rules. The Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) to select the employees to whom Awards may be made;

(b) to determine whether and to what extent incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other Awards of or based upon Common Stock, or any combination thereof, are to be granted hereunder;

(c) to determine the number of shares of Common Stock to be covered by each Award made hereunder;

(d) to determine the terms and conditions of each Award made hereunder, based on such factors as the Committee shall determine;

(e) subject to Section 2.5, to modify, amend or adjust the terms and conditions of any Award;

(f) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(g) to interpret the terms and provisions of the Plan and any Award under the Plan (and any agreement under Section 2.5 relating thereto);

(h) subject to Section 2.5, to accelerate the vesting or lapse of restrictions on any outstanding Award, other than a Qualified Performance-Based Award, based in each case on such considerations as the Committee in its sole discretion determines;

(i) to decide all other matters that must be determined in connection with an Award;

(j) to determine whether, to what extent and under what circumstances cash, shares of Common Stock and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the employee;

(k) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(l) to otherwise administer the Plan.

In determining any Award to be made to any eligible employee, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it, except with respect to Awards (including Qualified Performance-Based Awards) to any covered employees as defined in Section 162(m)(3) of the Code (“Covered Employees”) or persons subject to Section 16 of the 1934 Act.

2.2 Committee Action. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

2.3 Committee Discretion. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such officer at the time of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and the employees eligible under the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award agreement.

2.4 Cancellation; Suspension; Clawback. Any or all outstanding Awards to a Participant may, at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such Awards, in the Committee’s sole discretion and subject to such terms and conditions established by the Committee, be cancelled, suspended, or required to be repaid to the Corporation if, to the extent permitted by applicable law, the Participant (whether during or after termination of employment with the Corporation and its Subsidiaries) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 11 Event (as defined in Section 11) unless the agreement under Section 2.5 specifically so provides. Whether a Participant has engaged in any such activities shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding. In addition, Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

2.5 Agreements. The terms and conditions of each Award shall be set forth in a written (or electronic) agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the making of such Award. The effectiveness of an Award shall be subject to the agreement being signed by the Corporation and the Participant receiving the Award unless otherwise provided in the agreement. Unless otherwise provided in the agreement, each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant. The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option. The provisions of such agreements need not be identical. Without the consent of the Participant, upon notice to the Participant thereof, the Committee may amend any Award to the Participant and the corresponding agreement in any respect not materially adverse to the Participant. All other amendments to the agreement shall be in writing (including electronic amendments) and executed on behalf of the Corporation and by the Participant. Any reference in the Plan to the agreement under Section 2.5 shall include any amendment to such agreement.

SECTION 3

Eligibility

Those employees of the Corporation or any Subsidiary (including, but not limited to, Covered Employees) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to receive Awards as described herein; provided, however, that incentive stock options may be granted only to employees of the Corporation and Subsidiaries which are its subsidiaries within the meaning of Section 424(f) of the Code.

SECTION 4

Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.5, the maximum aggregate number of shares of the Common Stock for which Awards may be made under the Plan shall be (i) 3,800,000 shares (after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013), plus (ii) any shares which remained available for grant under the Corporation’s 2000 Stock Incentive Plan as of the original effective date of this Plan (also after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013), plus (iii) effective as of May 10, 2017 upon stockholder approval, an additional 1,000,000 shares. The maximum number of shares of Common Stock that may be granted pursuant to options intended to be incentive stock options shall be 1,000,000 shares.

4.2 Individual Limits. Subject to adjustment under Section 4.5, the maximum number of each type of Award (other than cash-based performance units) granted to any Participant in any calendar year shall not exceed the following number of shares of Common Stock: (i) options and stock appreciation rights: 600,000 shares; and (ii) all Awards of restricted stock, restricted stock units, share-based performance units and other stock-based awards that are intended to be Qualified Performance-Based Awards: 600,000 shares. The maximum amount of cash-based performance unit Awards intended to be Qualified Performance-Based Awards granted to any Participant in any calendar year shall not exceed the following: (x) any cash-based performance unit Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee (an “annual incentive award”): $5,000,000; and (y) all other cash-based performance unit Awards: $5,000,000.

4.3 Share Counting.

(a) To the extent that any Award is forfeited, or any option and the Tandem SAR (if any) or any Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Awards shall again be available for Awards under the Plan under Section 4.1. However, shares of Common Stock subject to such Awards shall continue to be counted for purposes of Section 4.2 or Section 9, as applicable.

(b) If the exercise price of any option and/or the tax withholding obligations relating to any Awards are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such Award, the gross number of shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Sections 4.1 and 4.2 and any shares which are delivered will not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan. Shares of Common Stock that the Company may repurchase from time to time with proceeds from the exercise of options or otherwise shall not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan.

(c) If a Tandem SAR is granted, each share of Common Stock subject to both the Tandem SAR and related stock option shall be counted as only one share of Common Stock for purposes of Sections 4.1 and 4.2.

(d) Each share of Common Stock subject to a stock option (with or without a Tandem SAR) or a Free-Standing SAR shall be counted as one share of Common Stock for purposes of Sections 4.1 and 4.2.

(e) All shares of Common Stock covered by a stock appreciation right, to the extent it is exercised and shares of Common Stock are actually issued upon exercise of the right, shall be counted for purposes of Sections 4.1 and 4.2, regardless of the number of shares used to settle the stock appreciation right upon exercise.

(f) Awards granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines (“substitute awards”) shall not be counted against the number of shares reserved under the Plan.

4.4 Common Stock. To the extent that the Corporation has such shares of Common Stock available to it and can issue such shares without violating any law or regulation, the Corporation will reserve Common Stock for issuance with respect to an Award payable in Common Stock. The shares of Common Stock which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.

4.5 Adjustment and Substitution of Shares. In the event of a merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such option or stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding Awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of Awards, or replacement of Awards with new Awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code or cause such Awards not to qualify for the Section 162(m) Exemption, as defined in Section 12.1. No adjustment or substitution provided in this Section 4.5 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security. Except as provided in this Section 4.5, a Participant shall not have any rights with respect to any Corporate Transaction or Share Change.

4.6 Section 409A; Section 162(m); Incentive Stock Options. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 4.5 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.5 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 4.5 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date of the Award to be subject thereto. If any such adjustment or substitution provided for in Section 4.5 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding incentive stock option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

SECTION 5

Grant of Stock Options and Stock Appreciation Rights

5.1 Types of Options; Limit on Incentive Stock Options. The Committee shall have authority, in its sole discretion, to grant “incentive stock options” pursuant to Section 422 of the Code, to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem). Notwithstanding any other provision contained in the Plan or in any agreement under Section 2.5, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 5.1, the aggregate Fair Market Value on the date of grant of the shares with respect to which such incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such Participant, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any agreement under Section 2.5 and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its sole discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the second sentence of this Section 5.1 and even if one or more such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

5.2 Types and Nature of Stock Appreciation Rights. Stock appreciation rights may be tandem stock appreciation rights which are granted in conjunction with incentive stock options or nonstatutory stock options (“Tandem SARs”), or stock appreciation rights which are not granted in conjunction with options (“Free-Standing SARs”). Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the stock appreciation right over, in the case of a Tandem SAR, the exercise price of the related option, or in the case of a Free-Standing SAR, the Base Price per share (the “Spread”), multiplied by (ii) the number of shares of Common Stock in respect of which the stock appreciation right has been exercised. Notwithstanding the foregoing, the Committee at the time it grants a stock appreciation right may provide that the Spread covered by such stock appreciation right may not exceed a lower specified amount. The applicable agreement under Section 2.5 governing the stock appreciation rights shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. Tandem SARs may be granted at the grant date of the related stock options or, in the case of a related nonstatutory stock option, also at a later date. At the time a Tandem SAR is granted, the Committee may limit the exercise period for such Tandem SAR, before and after which period no Tandem SAR shall attach to the underlying stock option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related stock option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related option is exercisable in accordance with the provisions of this Section 5. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR. Any Tandem SAR granted with a related incentive stock option shall be exercisable only when the Fair Market Value of a share of Common Stock exceeds the exercise price for a share of Common Stock under the related incentive stock option.

5.3 Exercise Price and Base Price.

(a) The exercise price per share of Common Stock subject to an option and any Tandem SAR, and the base price per share for any Free-Standing SAR (the “Base Price”), shall be determined by the Committee and set forth in the applicable agreement under Section 2.5, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable grant date, except that in the case of an incentive stock option granted to a Participant who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary which is a corporation (a “Ten Percent Employee”), the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. For purposes of this Section 5.3, an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

(b) In no event may any option or stock appreciation right granted under this Plan, other than pursuant to Section 4.5, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another Award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

5.4 Term; Vesting and Exercisability. The term of each option and each stock appreciation right shall be fixed by the Committee, but shall not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). Except as otherwise provided herein, options and stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and may be exercisable commencing with the grant date.

5.5 Method of Exercise. Subject to the provisions of this Section 5, options and stock appreciation rights may be exercised, in whole or in part (unless otherwise specified by the Committee in its sole discretion), at any time during the applicable term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which the option or stock appreciation rights is being exercised. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the exercise price in United States of America dollars by certified or bank check or wire of immediately available funds. If approved by the Committee (at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option), payment, in full or in part, may also be made as follows:

(a) Payment may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the option is exercised); provided, however, that any portion of the exercise price representing a fraction of a share shall be paid in cash;

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Participant, the broker shall be acting solely as the agent of the Participant, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales;

(c) To the extent permitted by applicable law and if authorized by the Corporation, payment may be made by a “net exercise” by the Corporation withholding shares of Common Stock otherwise due to the Participant upon exercise; and/or

(d) With such other instrument as approved by the Committee, including Corporation loans, to the extent permitted by applicable law.

5.6 Delivery; Rights of Shareholders. No shares shall be delivered pursuant to the exercise of an option until the exercise price for the option has been fully paid and applicable taxes have been withheld. Unless otherwise specified by the Committee, the applicable Participant shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of the option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Participant (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 10, and (iii) in the case of an option, has paid in full the exercise price for such shares.

5.7 Nontransferability of Options and Stock Appreciation Rights. Unless the Committee shall otherwise determine in the case of nonstatutory stock options and stock appreciation rights and limited to a transfer without the payment of value or consideration to the Participant, (i) no option or stock appreciation right shall be transferable by a Participant other than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and (ii) all stock options and stock appreciation rights shall be exercisable during the lifetime of the Participant only by the Participant (or the Participant’s guardian or legal representative). Any Tandem SAR shall be transferable only when the related stock option is transferable and with the related stock option.

5.8 Termination of Employment. Unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or, other than in the case of incentive stock options, thereafter, but subject to the provisions of Section 5.1 in the case of incentive stock options:

(a) If the employment of a Participant who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Participant”) is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

(b) If the employment of a Participant who is not a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(c) If the employment of a Participant who is a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the termination of employment) by the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(d) Following the death of a Participant during employment, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period;

(e) Following the death of a Participant after termination of employment during a period when a stock option or stock appreciation right is exercisable, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable by such person entitled to do so under the will of the Participant or by such legal representative (but only to the extent the stock option or stock appreciation right was exercisable by the Participant immediately prior to the death of the Participant) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and

(f) Unless the exercise period of a stock option or stock appreciation right following termination of employment has been extended as provided in Section 11.3, if the employment of a Participant terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of employment shall automatically terminate.

Whether termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary and whether a Participant is a Disabled Participant shall be determined in each case, in its sole discretion, by the Committee (or, in the case of Participants who are not (i) Covered Employees as of the end of the Corporation’s immediately preceding fiscal year or (ii) the Chief Executive Officer of the Corporation, by such Chief Executive Officer, in his sole discretion) and any such determination by the Committee or such Chief Executive Officer shall be final and binding. Without limitation of the foregoing, a termination of employment by the Participant shall not be a voluntary termination with the consent of the Corporation unless the Committee or, if applicable, such Chief Executive Officer, in its or his sole discretion, specifically consents to the termination of employment in writing.

5.9 Other Terms and Conditions. Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement under Section 2.5.

SECTION 6

Restricted Stock

6.1 Restricted Stock Awards; Certificates. Shares of restricted stock are actual shares of Common Stock issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of restricted stock shall be registered in the name of the applicable Participant and, unless held by or on behalf of the Corporation in escrow or custody until the restrictions lapse or the shares are forfeited, shall bear an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Westinghouse Air Brake Technologies Corporation 2011 Stock Incentive Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148.”

The Committee may require that the certificates evidencing such shares be held in escrow or custody by or on behalf of the Corporation until the restrictions thereon shall have lapsed or the shares are forfeited and that, as a condition of any Award of restricted stock, the applicable Participant deliver to the Corporation a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the vesting of an Award of restricted stock upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals, or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. The Committee shall establish at the time the restricted stock is granted the performance periods during which any Performance Goals specified by the Committee with respect to the restricted stock Award are to be measured. In the event that the Committee conditions the vesting of an Award of restricted stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of restricted stock as a Qualified Performance-Based Award. The conditions for vesting and the other provisions of restricted stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient, and shall be established by the Committee in its sole discretion. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock.

(b) Subject to the provisions of the Plan (including Section 6.3) and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of such restricted stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of such restricted stock. A restricted stock Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

(c) Except as provided in this Section 6 and in the applicable agreement under Section 2.5, the applicable Participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation holding the Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable agreement under Section 2.5 and subject to Section 15.4, cash dividends on the Common Stock that is the subject of the restricted stock Award may be (i) automatically deferred and reinvested in additional restricted stock, and held subject to the same vesting and forfeiture conditions of the underlying restricted stock, or (ii) held by the Corporation in cash (without any payment of interest thereon) subject to the same vesting and forfeiture conditions of the restricted stock with respect to which the dividends are payable. Unless otherwise determined by the Committee and set forth in the applicable agreement under Section 2.5, any Common Stock or other securities payable with respect to any restricted stock as a result of or pursuant to Section 4.5, shall be held subject to the same vesting and forfeiture conditions of the underlying restricted stock.

(d) As soon as practicable after the applicable Restriction Period has ended, the Committee shall determine and certify (in writing in the case of Qualified Performance-Based Awards) whether and the extent to which the service period and/or the Performance Goals were met for the applicable restricted stock. If the vesting condition or conditions applicable to the restricted stock are not satisfied by the time the Restriction Period has expired, such restricted stock shall be forfeited. If and when the Restriction Period expires without a prior forfeiture of the shares of restricted stock (i) if legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates, (ii) if legended certificates have not yet been issued, unlegended certificates (and any related blank stock powers previously executed by the Participant) shall be delivered to the Participant, and (iii) any cash dividends held by the Corporation pursuant to Section 6.2(c) shall be delivered to the Participant.

6.3 Permitted Transfers. Neither this Section 6 nor any other provision of the Plan shall preclude a Participant from transferring or assigning restricted stock, without the payment of value or consideration to the Participant, to (i) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death or (ii) the trustee of any other trust to the extent approved in advance by the Committee, in its sole discretion, in writing. A transfer or assignment of restricted stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee, in its sole discretion, in writing, and restricted stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement under Section 2.5 as if such trustee were a party to such agreement.

SECTION 7

Restricted Stock Units

7.1 Restricted Stock Unit Awards. Restricted stock units are Awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount in cash, shares of Common Stock, or both, based upon the Fair Market Value of a specified number of shares of Common Stock.

7.2 Terms and Conditions. Restricted stock units shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the vesting of restricted stock units upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the vesting of restricted stock units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the restricted stock units as a Qualified Performance-Based Award. The Committee shall determine the performance period(s) during which any Performance Goals are to be achieved. The conditions for grant or vesting and the other provisions of restricted stock units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of restricted stock units shall be settled as and when the restricted stock units vest, as determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee, or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock units.

(b) Subject to the provisions of the Plan and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of grant of such restricted stock units for which such vesting restrictions apply (the “Units Restriction Period”), and until the expiration of the Units Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber restricted stock units. A restricted stock unit may vest in part prior to the expiration of any Units Restriction Period.

(c) Participants granted restricted stock units shall not be entitled to any dividends payable on the Common Stock unless the agreement under Section 2.5 for restricted stock units specifies to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15.4 below). Restricted stock units shall not have any voting rights, and holders of restricted stock units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise).

SECTION 8

Performance Units

Performance units may be granted hereunder to eligible employees, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Performance units may be share-based or cash-based, including annual incentive awards. The Committee shall establish at the time the performance unit is granted the performance period(s) during which any Performance Goals specified by the Committee with respect to the Award are to be measured. The Performance Goals to be achieved during any performance period(s) and the length of the performance period(s) shall be determined by the Committee upon the grant of each performance unit. The Committee may, in connection with the grant of performance units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of performance units (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance units may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable agreement under Section 2.5. Performance units shall not have any voting rights, and holders of performance units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). The Performance Goals to be achieved for each performance period, whether the Performance Goals have been achieved, and the amount of the Award to be distributed shall be conclusively determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee. Performance units may be paid in a lump sum or in installments following the close of the performance period(s). The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber performance units. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the grant of performance units, in its sole discretion, may modify or waive any of the conditions applicable to an Award of performance units.

SECTION 9

Other Stock-Based Awards

The Committee may award Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such Award shall be subject to such terms and conditions as established by the Committee, and may include Qualified Performance-Based Awards.

SECTION 10

Issuance of Shares

The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed, (iii) all other applicable laws, regulations, rules and orders which may then be in effect and (iv) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 11

Additional Rights in Certain Events

11.1 Definitions.

For purposes of this Section 11, the following terms shall have the following meanings:

(1) The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.

(2) “Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(3) A specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and “Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

(4) “Continuing Directors” shall mean a director of the Corporation who either (a) was a director of the Corporation on the effective date of the Plan or (b) is an individual whose election, or nomination for election, as a director of the Corporation was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule).

(5) “Section 11 Event” shall mean the date upon which any of the following events occurs:

(a) The Corporation acquires actual knowledge that any Person, other than the Corporation, a Subsidiary, or any employee benefit plan(s) sponsored by the Corporation or a Subsidiary, has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 30% or more of the Voting Power of the Corporation;

(b) At any time less than 51% of the members of the Board (excluding vacant seats) shall be Continuing Directors; or

(c) The consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the stockholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that if securities beneficially owned by a Participant are included in determining the Beneficial Ownership of a Person referred to in paragraph 6(a) above, then no Section 11 Event with respect to such Participant shall be deemed to have occurred by reason of such event.

11.2 Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 11 Event occurs all outstanding stock options and stock appreciation rights (other than those held by a Participant referred to in the proviso to Section 11.1(6)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

11.3 Extension of the Expiration Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options and stock appreciation rights held by a Participant (other than a Participant referred to in the proviso to Section 11.1(6)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three years from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation right.

11.4 Lapse of Restrictions on Restricted Stock Awards. Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted stock Awards under the Plan (including but not limited to Qualified Performance-Based Awards), all such restrictions (other than those applicable to a Participant referred to in the proviso to Section 11.1(6)) shall lapse upon the occurrence of any such Section 11 Event regardless of the scheduled lapse of such restrictions.

11.5 Vesting of Restricted Stock Units and Performance Units. Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs, all restricted stock units and performance units (including but not limited to Qualified Performance-Based Awards) (other than those held by a Participant referred to in the proviso to Section 11.1(6)) shall be considered to be earned and payable in full, any vesting conditions shall be considered to have been satisfied, and such restricted stock units and performance units shall be settled in cash as promptly as is practicable after the Section 11 Event.

11.6 Code Section 409A. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11 shall be applicable only to the extent specifically provided in the agreement under Section 2.5 applicable to the Award and permitted pursuant to Section 12.2.

SECTION 12

Qualified Performance-Based Awards; Section 409A

12.1 Qualified Performance-Based Awards.

(a) The provisions of this Plan are intended to ensure that all options and stock appreciation rights granted hereunder to any Participant who is or may be a Covered Employee in the tax year in which such option or stock appreciation right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductions imposed by Section 162(m) of the Code (the “Section 162(m) Exemption”), and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an option or stock appreciation right, the Committee may designate such Award as a Qualified Performance-Based

Award, based upon a determination that (i) the recipient is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. With respect to Qualified Performance-Based Awards, within 90 days after the commencement of a performance period or, if earlier, by the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the Participants for the performance periods and establish the Performance Goals for the performance periods.

(b) Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and/or payable (as applicable) upon certification in writing by the Committee of the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as previously established by the Committee with respect to such Award. Subject to the terms of any applicable Award agreement, the Committee may, in its discretion, reduce (but not increase) the amount of a settlement otherwise to be made in connection with a Qualified Performance-Based Award.

(c) Notwithstanding any provision in the Plan or in any agreement under Section 2.5, to the extent that any such provision or action of the Committee would cause any Qualified Performance-Based Award not to qualify for the Section 162(m) Exemption, such provision or action shall be null and void as it relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

12.2 Code Section 409A. It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Section 11 Event, shall be set forth in the applicable agreement under Section 2.5, and shall comply in all respects with Section 409A of the Code.

SECTION 13

Effect of the Plan on the Rights of Employees and Employer

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted any Award under the Plan. Nothing in the Plan, in any Award under the Plan or in any agreement under Section 2.5 providing for any Award under the Plan shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time or adjust the compensation of any employee at any time.

SECTION 14

Amendment or Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided that no such amendment of the Plan shall, without shareholder approval (a) increase the maximum aggregate number of shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, (b) increase the maximum aggregate number of shares of Common Stock as to which incentive stock options may be granted under Section 4.1 of the Plan, (c) make any changes in the class of employees eligible to receive Awards under the Plan, (d) change the maximum number of shares of Common Stock as to which Awards may be made to any Participant under Section 4.2 of the Plan, or the maximum amount that may be paid or distributed to any Participant pursuant to a grant of performance units or other stock-based Awards made in any one calendar year under Section 8 or 9 of the Plan, respectively, (e) change the exercise price or Base Price permitted under Section 5.3 of the Plan or the restrictions regarding repricing under

Section 5.3 of the Plan, (f) be made if shareholder approval of the amendment is at the time required for Awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of any stock exchange on which the Common Stock may then be listed or (g) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for the Section 162(m) Exemption. No amendment or termination of the Plan shall, without the written consent of the holder of an Award under the Plan, adversely affect the rights of such holder with respect thereto.

SECTION 15

General Provisions

15.1 Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.

15.2 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation (or, if applicable, a Subsidiary), or make arrangements satisfactory to the Corporation (or, if applicable, a Subsidiary) regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the maximum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes, and provided that any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Participant. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.3 Limitation of Liability. The grant of any Award shall not:

(a) give a Participant any rights except as expressly set forth in the Plan or in the agreement under Section 2.5;

(b) create any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Participant any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary that would permit the Participant to be able to attain any Performance Goals associated with any Award;

(c) create any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or

(d) create any obligation of the Corporation or any Subsidiary that shall be greater than the obligation of the Corporation or that Subsidiary to any of their general unsecured creditors.

15.4 Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional restricted stock at the time of any dividend payment, and the payment of shares with respect to dividends to Participants holding Awards of restricted stock units, shall only be permissible if authorized by the Committee and if sufficient shares of Common Stock are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of restricted stock units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which restricted stock units shall provide for settlement in cash and for dividend equivalent reinvestment in further restricted stock units on the terms contemplated by this Section 15.4.

15.5 Governing Law and Interpretation. To the extent not preempted by federal Law, the Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

15.6 Dispute Resolution. Since Awards are granted in Western Pennsylvania, records relating to the Plan and Awards are located in Western Pennsylvania, and the Plan and Awards are administered in Western Pennsylvania, the Corporation and the Participant to whom an Award is granted, for themselves and their heirs, representatives, successors and assigns (collectively, the “Parties”) irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or any Awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any Awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 15.5 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.7 Non-Transferability. Except as otherwise specifically provided in the Plan or by the Committee and limited to a transfer without the payment of value or consideration to the Participant, Awards under the Plan are not transferable except by will or by laws of descent and distribution of the state of domicile of the Participant at the time of death.

15.8 Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, provided that any such deferral is consistent with all aspects of Section 409A of the Code. Subject to the provisions of this Plan and any agreement under Section 2.5, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested; provided, however, that in no event shall interest, dividends or dividend equivalents be paid on any unearned performance units or performance share units until such units have vested.

15.9 Integration. The Plan and any written agreements executed by Participants and the Corporation under Section 2.5 contain all of the understandings and representations between the parties and supersede any prior understandings and agreements entered into between them regarding the subject matter within. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of the Plan which are not fully expressed in the Plan and the written agreements.

15.10 Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States of America or who are not compensated from a payroll maintained in the United States of America, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States of America, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 16

Effective Date and Duration of Plan

The Plan was originally adopted by the Board effective as of March 28, 2011, and was subsequently approved by the Company’s stockholders at the 2011 annual meetings of stockholders and re-approved at the 2016 annual meeting of stockholders. This amended and restated Plan shall become effective upon approval by the Company’s stockholders at the 2017 annual meeting of stockholders on May 10, 2017. No Award under the Plan may be made subsequent to May 10, 2027.

Annex B

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

1995 NON-EMPLOYEE DIRECTORS’ FEE AND STOCK OPTION PLAN

(As amended and restated effective May 10, 2017)

The purposes of the 1995 Non-Employee Directors’ Fee and Stock Option Plan (as amended and restated, the “Plan”) are to provide for each director of Westinghouse Air Brake Technologies Corporation (the “Company”) who is not also an employee of the Company or any of its subsidiaries (a “non-employee Director”) the payment of all or a portion of the retainer fees for future services to be performed by such non-employee Director (“Director Fees”) as a member of the Board of Directors of the Company (the “Board”) in shares of Common Stock of the Company. The purposes of the Plan are further to promote the long-term success of the Company by creating a long-term mutuality of interests between the non-employee Directors and stockholders of the Company, to provide an additional inducement for such non-employee Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

SECTION 1

Administration

The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) and consisting of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be “Non-Employee Directors” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor Rule. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the acts of the Committee.

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock issued or delivered or stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

SECTION 2

Shares Available under the Plan

The aggregate number of shares which may be issued or delivered and as to which grants of stock options may be made under the Plan is (i) 1,000,000 shares of the Common Stock, par value $.01 per share, of the Company (the “Common Stock”) (after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013) plus (ii) effective as of May 10, 2017 upon stockholder approval, an additional 100,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 6. If any stock option granted under the Plan is canceled by mutual consent, is forfeited or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or reacquired shares or partly each, as shall be determined from time to time by the Board. If the number of shares then remaining available, either for the payment of Directors Fees through the use of shares as described in Section 3 below or for the grant of stock options as described in Section 4 below, is not sufficient for each non-employee Director entitled to receive the same to be issued or delivered the number of shares or to be granted an option for the number of shares, as the case may be, to which such non-employee Director is entitled (or the number of adjusted or substituted shares pursuant to Section 6), then each non-employee Director shall be issued or delivered a number of whole shares or granted an option for a number of whole shares, as the case may be, equal to the number of shares then remaining times a percentage obtained by dividing the number of shares or option shares to which such non-employee Director is entitled by the total number of shares or option shares to be granted to all non-employee Directors at such time, disregarding any fractions of a share. In addition to the number of shares of Common Stock authorized for issuance by the first sentence of this Section 2, the number of shares of Common Stock which are surrendered (or to which ownership has been certified) in full or partial payment to the Corporation of the option price of a stock option granted under this Plan shall be available for all purposes of the Plan.

SECTION 3

Payment of Director Fees

Each non-employee Director shall automatically and without further action by the Board or the Committee receive payment of a portion of Director Fees in the form of a grant of shares of Common Stock based on a dollar amount to be determined by the Board from time to time ($150,000 as of May 10, 2017), payable on the first business day following the annual meeting of the stockholders of the Company to the non-employee Directors as of that date, with the number of shares determined by dividing the specified dollar amount by the fair market value of a share of Common Stock on the applicable payment date, rounded up to the next whole share. A non-employee Director who is first appointed to the Board other than at an annual meeting of the stockholders will receive a prorated award (based on the time to be served until the next annual meeting of stockholders), granted as of the date of appointment. The Committee shall have the authority from time to time to modify the dollar amount or number of shares to be paid for Director Fees and the date of any such payment under this Section 3.

SECTION 4

Grant of Stock Options

The Board may determine to grant non-statutory stock options to non-employee Directors at such times, in such amounts and on such terms as the Board may determine from time to time, subject to the provisions of Section 5.

SECTION 5

Terms and Conditions of Stock Options

Stock options granted under the Plan shall be subject to the following terms and conditions:

(a) The purchase price at which each stock option may be exercised (the “option price”) shall be one hundred percent (100%) of the fair market value per share of the Common Stock on the date of the grant of such stock option pursuant to the Plan, determined as provided in Section 5(g).

(b) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States of America dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(g), equal to the option price for the shares being purchased; except that any portion of the option price representing a fraction of a share shall in any event be paid in cash. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued or delivered until the Company has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(c) Subject to the terms of Section 5(e) providing for earlier or later termination of a stock option, no stock option shall be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

(d) No stock option shall be transferable by the grantee otherwise than by will or, if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative.

(e) If a grantee ceases to be a non-employee Director of the Company, any outstanding stock options held by the grantee shall vest and be exercisable and shall terminate, according to the following provisions:

(i) If a grantee ceases to be a non-employee Director of the Company because he is removed without cause or because his term lapses and he is not re-nominated for a new term, any then outstanding stock option held by such grantee shall vest and become exercisable in accordance with the normal vesting schedule (including vesting upon grant of an option) applicable to such option and shall remain exercisable until the expiration date of such stock option;

(ii) If during his term of office as a non-employee Director a grantee is removed from office for cause, any then outstanding stock option held by such grantee shall be exercisable by the grantee (but only to the extent that such stock option is vested and exercisable by the grantee immediately prior to ceasing to be a non-employee Director) at any time prior to the expiration date of such stock option or within 90 days after the date of removal, whichever is the shorter period;

(iii) Following the death of a grantee whether during service as a non-employee Director of the Company or thereafter, any outstanding stock option held by the grantee at the time of death (whether or not vested and exercisable by the grantee immediately prior to death) shall vest and be exercisable by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

(iv) If during his or her term of office as a non-employee Director a grantee resigns from the Board during his or her term or is nominated for re-election to the Board but fails to win such re-election, any then outstanding stock option held by such grantee shall be exercisable by the grantee (but only to the extent that such stock option is vested and exercisable by the grantee immediately prior to ceasing to be a non-employee Director) at any time prior to the expiration date of such stock option.

(f) All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

(g) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the “1934 Act”) on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated

Quotations System or any successor system then in use (“NASDAQ”). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(g). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5(g) for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(h) The obligation of the Company to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(f), or an amendment thereto. Stock options shall be structured and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.

SECTION 6

Adjustment and Substitution of Shares

If a dividend or other distribution payable in shares of the Common Stock shall be declared upon the Common Stock, each number of shares of the Common Stock set forth in Sections 3 and 4, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued or delivered under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Sections 3 and 4, for each share of the Common Stock subject to any then outstanding stock option, and for each share of the Common Stock which may be issued or delivered under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. In case of any adjustment or substitution as provided for in this Section 6, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of Common Stock shall be changed in value by reason of spin-off, split-off, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction.

No adjustment or substitution provided for in this Section 6 shall require the Company to issue or deliver or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

Except as provided in this Section 6, a grantee shall have no rights by reason of any issue or delivery by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividends or any other increase or decrease in the number of shares of stock of any class.

SECTION 7

Effect of the Plan on the Rights of Company and Stockholders

Nothing in the Plan, in any Director Fees paid or stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the stockholders of the Company or the Board of Directors to elect and remove Directors.

SECTION 8

Amendment and Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without stockholder approval if stockholder approval of the amendment is at the time required for stock issued or delivered for Director Fees or stock options under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock may then be listed or (b) otherwise amend the Plan in any manner that would cause stock issued or delivered for Director Fees or stock options under the Plan not to qualify for the exemption provided by Rule 16b-3. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock issued or delivered for Director Fees or stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the stock option agreement referred to in Section 5(f) within such reasonable time as the Committee shall specify in such request.

SECTION 9

Integration

The Plan and any written agreements executed by the non-employee Directors and the Company contain all of the understandings and representations between the parties and supersede any prior understandings and agreements entered into between them regarding the subject matter within. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter within which are not fully expressed in the Plan and the agreements.

SECTION 10

Effective Date and Duration of Plan

The Plan was originally adopted effective as of November 1, 1995. This amendment and restatement of the Plan is effective as of May 10, 2017 upon approval by the Company’s stockholders. No stock may be issued or delivered for Director Fees and no stock option may be granted under the Plan subsequent to May 10, 2027.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR ALL nominees in Item 1, FOR Items 2, 4, 5 and 6, and with respect to Item 3, FOR 1 year.

1. Elect four directors for a term of three years expiring in 2020:	01 Philippe Alfroid	☐ Vote FOR		☐ Vote WITHHELD
	02 Raymond T. Betler	all nominees		from all nominees
	03 Emilio A. Fernandez	(except as marked)
04 Lee B. Foster, II
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
ò Please fold here – Do not separate ò

	2. Approve an advisory (non-binding) resolution relating to the approval of 2016 named executive officer compensation	☐ For	☐ Against	☐ Abstain

	3. Advisory (non-binding) vote on how often the company should conduct a stockholder advisory vote on named executive officer compensation	☐ 1 Year ☐ 2 Years ☐ 3 Years		☐ Abstain

	4. Approve amendment and restatement of the 2011 Stock Incentive Plan, including material terms of the performance goals under the plan	☐ For	☐ Against	☐ Abstain

	5. Approve amendment and restatement of the 1995 Non-Employee Directors’ Fee and Stock Option Plan	☐ For	☐ Against	☐ Abstain

	6. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year	☐ For	☐ Against	☐ Abstain

In their discretion, the proxies are authorized to vote upon such other business if properly raised at the annual meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 10, 2017

11:30 a.m. Local Time

The Duquesne Club

325 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Westinghouse Air Brake Technologies Corporation 1001 Air Brake Avenue Wilmerding, Pennsylvania 15148	proxy

The undersigned stockholder of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION (the “Company”) does hereby appoint Albert J. Neupaver and David L. DeNinno, or any one or both of them, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company, to be held Wednesday, May 10, 2017 (the “Annual Meeting”), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this proxy card and described in the Proxy Statement and, at their discretion, on any other business which may properly come before the Annual Meeting.

The undersigned stockholder hereby revokes all previous proxies for the Annual Meeting and acknowledges receipt of the Notice of Internet Availability of Proxy Materials describing how to access or receive paper or e-mail copies of the Notice of Annual Meeting of Stockholders and Proxy Statement for 2017 and the Annual Report to Stockholders for 2016.

If you requested a copy of the proxy materials by mail, you are urged to promptly return this proxy card in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting.

The shares represented by this proxy card will be voted as directed by the stockholder. If this proxy card is executed but no direction is given, such shares will be voted “FOR ALL” nominees in Item 1 and “FOR” Items 2, 4, 5 and 6 and with respect to Item 3, “FOR” 1 year.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/wab	1-866-883-3382	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 9, 2017.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 9, 2017.
Scan code on front for mobile voting.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.